   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 19, 1994

                                                       REGISTRATION NO. 33-52245
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                               ----------------

                              AMENDMENT NO. 2
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                               ----------------
                             M.D.C. HOLDINGS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
         DELAWARE                    6550                    84-0622967
     (STATE OR OTHER          (PRIMARY STANDARD           (I.R.S. EMPLOYER
     JURISDICTION OF              INDUSTRIAL           IDENTIFICATION NUMBER)
     INCORPORATION OR       CLASSIFICATION NUMBER)
      ORGANIZATION)            ----------------
                  RICHMOND AMERICAN HOMES OF CALIFORNIA, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
         COLORADO                    6550                    77-0084376
     (STATE OR OTHER          (PRIMARY STANDARD           (I.R.S. EMPLOYER
     JURISDICTION OF              INDUSTRIAL           IDENTIFICATION NUMBER)
     INCORPORATION OR       CLASSIFICATION NUMBER)
      ORGANIZATION)            ----------------
                   RICHMOND AMERICAN HOMES OF MARYLAND, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
         MARYLAND                    6550                    52-0814857
     (STATE OR OTHER          (PRIMARY STANDARD           (I.R.S. EMPLOYER
     JURISDICTION OF              INDUSTRIAL           IDENTIFICATION NUMBER)
     INCORPORATION OR       CLASSIFICATION NUMBER)
      ORGANIZATION)            ----------------
                    RICHMOND AMERICAN HOMES OF NEVADA, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
         COLORADO                    6550                    88-0227698
     (STATE OR OTHER          (PRIMARY STANDARD           (I.R.S. EMPLOYER
     JURISDICTION OF              INDUSTRIAL           IDENTIFICATION NUMBER)
     INCORPORATION OR       CLASSIFICATION NUMBER)
      ORGANIZATION)            ----------------
                   RICHMOND AMERICAN HOMES OF VIRGINIA, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
         VIRGINIA                    6550                    54-0570445
     (STATE OR OTHER          (PRIMARY STANDARD           (I.R.S. EMPLOYER
     JURISDICTION OF              INDUSTRIAL           IDENTIFICATION NUMBER)
     INCORPORATION OR       CLASSIFICATION NUMBER)
      ORGANIZATION)            ----------------
                         RICHMOND AMERICAN HOMES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
         DELAWARE                    6550                    86-0277026
     (STATE OR OTHER          (PRIMARY STANDARD           (I.R.S. EMPLOYER
     JURISDICTION OF              INDUSTRIAL           IDENTIFICATION NUMBER)
     INCORPORATION OR       CLASSIFICATION NUMBER)
      ORGANIZATION)            ----------------
                             RICHMOND HOMES, INC. I
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
         DELAWARE                    6550                    84-1256155
     (STATE OR OTHER          (PRIMARY STANDARD           (I.R.S. EMPLOYER
     JURISDICTION OF              INDUSTRIAL           IDENTIFICATION NUMBER)
     INCORPORATION OR       CLASSIFICATION NUMBER)
      ORGANIZATION)            ----------------
                            RICHMOND HOMES, INC. II
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
         DELAWARE                    6550                    84-1128886
     (STATE OR OTHER          (PRIMARY STANDARD           (I.R.S. EMPLOYER
     JURISDICTION OF              INDUSTRIAL           IDENTIFICATION NUMBER)
     INCORPORATION OR       CLASSIFICATION NUMBER)
      ORGANIZATION)            ----------------
                           3600 SOUTH YOSEMITE STREET
                                   SUITE 900
                             DENVER, COLORADO 80237
                                 (303) 773-1100
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                 EACH REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ----------------

                               SPENCER I. BROWNE
                     PRESIDENT AND CHIEF OPERATING OFFICER
                             M.D.C. HOLDINGS, INC.
                          3600 SOUTH YOSEMITE STREET
                                   SUITE 900
                            DENVER, COLORADO 80237
                                (303) 773-1100
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                               ----------------
                                  COPIES TO:
           NESA E. HASSANEIN                     PARIS G. REECE III
 BROWNSTEIN HYATT FARBER & STRICKLAND,   VICE PRESIDENT AND CHIEF FINANCIAL
                 P.C.                                  OFFICER
        410 SEVENTEENTH STREET                  M.D.C. HOLDINGS, INC.
              22ND FLOOR                     3600 SOUTH YOSEMITE STREET
        DENVER, COLORADO 80202                        SUITE 900
                                               DENVER, COLORADO 80237
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
                               ----------------
  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]

  EACH REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL SUCH REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                             M.D.C. HOLDINGS, INC.

            CROSS-REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS OF
              INFORMATION REQUIRED BY ITEMS IN PART I OF FORM S-4

               ITEM                            LOCATION IN PROSPECTUS
               ----                            ----------------------
 1. Forepart of Registration        Facing page; Outside front cover page
   Statement and Outside Front
   Cover Page of Prospectus
 2. Inside Front and Outside Back   Inside front and outside back cover pages
   Cover Pages of Prospectus
 3. Risk Factors, Ratio of          Prospectus Summary; Risk Factors
   Earnings to Fixed Charges and
   Other Information
 4. Terms of the Transaction        The Exchange Offer; Certain Federal Income
                                     Tax Consequences; Description of the
                                     Senior Notes; Plan of Distribution
 5. Pro Forma Financial             N/A
   Information
 6. Material Contracts with the     N/A
   Company Being Acquired
 7. Additional Information          N/A
   Required for Re-offering by
   Persons and Parties Deemed to
   be Underwriters
 8. Interests of Named Experts and  N/A
   Counsel
 9. Disclosure of Commission        N/A
   Position on Indemnification for
   Securities Act Liabilities
10. Information with Respect to S-  Available Information; Incorporation of
   3 Registrants                     Certain Documents by Reference; Prospectus
                                     Summary
11. Incorporation of Certain        Available Information; Incorporation of
   Information by Reference          Certain Documents by Reference
12. Information with respect to S-  N/A
   2 or S-3 Registrants
13. Incorporation of Certain        N/A
   Information by Reference
14. Information with respect to     N/A
   Registrants other than S-3 or
   S-2 Registrants
15. Information with respect to S-  N/A
   3 Companies
16. Information with respect to S-  N/A
   3 or S-2 Companies
17. Information with respect to     N/A
   Companies other than S-2 or S-3
   Companies
18. Information if Proxies,         N/A
   Consents or Authorizations are
   to be solicited
19. Information if Proxies,         Available Information; Incorporation of
   Consents or Authorizations are    Certain Documents by Reference
   not to be Solicited or in an
   Exchange Offer

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                                                                              +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

PROSPECTUS

                             M.D.C. HOLDINGS, INC.

              OFFER TO EXCHANGE ITS SERIES B 11 1/8% SENIOR NOTES
         DUE 2003 FOR ANY AND ALL OF ITS 11 1/8% SENIOR NOTES DUE 2003

          Payment of Principal and Interest Guaranteed on an Unsecured
                 Subordinated Basis by Certain Subsidiaries of
                             M.D.C. HOLDINGS, INC.

                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,

          NEW YORK CITY TIME, ON JUNE 20, 1994, UNLESS EXTENDED.

                                  ----------

  M.D.C. Holdings, Inc., a Delaware corporation, hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (together, the "Exchange Offer"), to exchange $1,000 principal amount of its Series B 11 1/8% Senior Notes due 2003 (the "New Notes"), for each $1,000 principal amount of its 11 1/8% Senior Notes due 2003 (the "Old Notes"). As of the date of this Prospectus, $190,000,000 principal amount of Old Notes are outstanding.

  The Exchange Offer is designed to provide to holders of the Old Notes purchased other than pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), an opportunity to acquire the New Notes which, unlike the Old Notes, will be freely transferable at all times (provided that the holder is not an "affiliate" of the Company within the meaning of the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holders have no arrangement with any person to participate in the distribution of such New Notes. It has come to the Company's attention that the staff of the Securities and Exchange Commission (the "Commission") interprets the preceding sentence to mean that any broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that, by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act or that it is required to deliver a prospectus in connection with any resale of New Notes. The Company has agreed that for a period of no more than 180 days after the Expiration Date (as defined below), it will make such a prospectus available to any broker-dealer for use in connection with any such resale. This Prospectus, as it may be amended or supplemented from time to time, may be used by broker-dealers that acquired Old Notes as a result of market making activities or other trading activities in connection with any such resale. See "Plan of Distribution." With the exception of the freely transferable nature of the New Notes, the terms of the New Notes are identical to those of the Old Notes, and thus, holders of Old Notes, upon exchange, will hold New Notes that are freely transferable as described above, but otherwise identical to the Old Notes. See "The Exchange Offer--Purpose and Effects."

  The Company will accept for exchange any and all validly tendered Old Notes on or prior to 5:00 p.m., New York time, on June 20, 1994, unless extended (the "Expiration Date"). Tenders of the Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Company has agreed to pay the expenses of the Exchange Offer.

  The New Notes will bear interest from their date of issuance (June 20, 1994, unless the Exchange Offer is extended). Interest on the Old Notes which are exchanged for the New Notes will cease to accrue on the day preceding the date of issuance of the New Notes. Interest payable on December 15, 1994 with respect to the New Notes will include accrued but unpaid interest due on the Old Notes for the period from June 15, 1994 to June 19, 1994 and will be paid to those who are holders of record of the New Notes as of December 1, 1994. Interest is payable on the New Notes and the Old Notes (collectively, the "Senior Notes") on December 15 and June 15 at the rate of 11 1/8% per annum. The Old Notes were issued at 98.525% of their principal amount. See "Description of the Senior Notes."

  The Exchange Offer is not conditioned upon any minimum principal amount of the Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions. See "The Exchange Offer." The Old Notes may be tendered only in integral multiples of $1,000.

  The Senior Notes are not redeemable prior to December 15, 1998. On and after that date, the Senior Notes are and will be redeemable at any time at the option of the Company, in whole or in part, at the redemption prices set forth herein, plus accrued interest to the redemption date. The Senior Notes are and will be senior obligations of the Company, are and will rank pari passu in right of payment to all of the Company's other senior indebtedness and are and will be effectively subordinated to all indebtedness and preferred stock of the Company's subsidiaries. The Senior Notes are and will be secured by a first priority pledge of 100% of the capital stock owned by the Company of certain of its subsidiaries. The Senior Notes also are and will be guaranteed on an unsecured subordinated basis by certain of the Company's subsidiaries. The Guaranties (as defined) are and will be subordinated to all existing and future Guarantor Senior Indebtedness (as defined).

  Upon a Change of Control (as defined), holders of the Senior Notes will have the right to require the Company to offer to repurchase their Senior Notes at a price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. In addition, the Company will be required to offer to repurchase certain of the Senior Notes at 100% of the principal amount thereof, and pay accrued and unpaid interest to the date of repurchase (i) if its Consolidated Net Worth (as defined) decreases to less than $100,000,000 at the end of any two consecutive fiscal quarters and (ii) from the proceeds of certain Asset Sales (as defined).

  Prior to this offering, there has been no public market for either the Old Notes or the New Notes. The Company has been advised by Friedman, Billings, Ramsey & Co., Inc. ("FBR"), the placement agent in the Company's December 28, 1993 private placement (the "Private Placement") of the Old Notes, that FBR intends to make a market in the New Notes, but FBR is not obligated to do so and there can be no assurance that an active public market in the New Notes will develop. If a market for the New Notes should develop, the New Notes could trade at a discount from their face amount. The Company does not intend to list the New Notes on any national securities exchange.

  SEE "RISK FACTORS" FOR A DESCRIPTION OF CERTAIN RISKS TO BE CONSIDERED BY HOLDERS OF THE SENIOR NOTES.

                                --------------

  THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED  BY THE SECURITIES
     AND EXCHANGE COMMISSION  OR ANY STATE  SECURITIES COMMISSION NOR  HAS
       THE SECURITIES  AND EXCHANGE COMMISSION OR  ANY STATE SECURITIES
          COMMISSION PASSED  UPON THE  ACCURACY OR  ADEQUACY OF  THIS
            PROSPECTUS. ANY  REPRESENTATION TO  THE CONTRARY  IS A
               CRIMINAL OFFENSE.

                                --------------

               The date of this Prospectus is May 19, 1994

                             AVAILABLE INFORMATION

  The Company and the Guarantors have filed jointly with the Commission a Registration Statement on Form S-4 under the Securities Act, with respect to the New Notes offered by this Prospectus. For the purposes hereof, the term "Registration Statement" means the original Registration Statement and any and all amendments thereto. This Prospectus does not contain all of the information set forth in the Registration Statement and the schedules and exhibits thereto, to which reference hereby is made. Each statement made in this Prospectus concerning a document filed as an exhibit to the Registration Statement is qualified in its entirety by reference to such exhibit for a complete statement of its provisions.

  The Company is subject to the informational reporting requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected, without charge, at the public reference facilities of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional office at 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10007. Any interested party may obtain copies of such materials at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. In addition, such material can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York and the Pacific Stock Exchange, 115 Sansome Street, Suite 1104, San Francisco, California.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  THIS PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS FILED BY THE COMPANY, INCLUDING EXHIBITS TO SUCH DOCUMENTS, ARE AVAILABLE UPON REQUEST, AND WITHOUT CHARGE, FROM M.D.C. HOLDINGS, INC., 3600 SOUTH YOSEMITE STREET, SUITE 900, DENVER, COLORADO 80237, ATTENTION: PARIS G. REECE III, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER (TELEPHONE (303) 773-1100). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY JUNE 13, 1994.

  The following documents, which have been filed by the Company with the Commission, are hereby incorporated by reference in this Prospectus:

  (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1993;

  (ii) Form 10-K/A-1 dated April 13, 1994 amending the Annual Report on Form 10-K for the fiscal year ended December 31, 1993;

  (iii) Quarterly Report on Form 10-Q dated May 16, 1994 for the three months ended March 31, 1994;

  (iv) Current Report on Form 8-K dated January 11, 1994;

  (v) Current Report on Form 8-K dated March 23, 1994; and

  (vi) Proxy Statement dated May 14, 1993 relating to the 1993 Annual Meeting of Stockholders.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the New Notes shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any subsequently filed document that also is or is modified to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information and financial statements (including the notes thereto) appearing elsewhere or incorporated by reference in this Prospectus. References herein to "MDC" or the "Company," unless otherwise indicated, refer to M.D.C. Holdings, Inc. and its subsidiaries.

                                  THE COMPANY

  The Company is a national home builder with major operations in Colorado, northern Virginia and suburban Maryland (collectively "Mid-Atlantic") and northern California, and smaller operations in Arizona, Nevada and southern California. Principally through HomeAmerican Mortgage Corporation ("HomeAmerican"), a wholly-owned subsidiary, the Company originates mortgage loans for its home buyers and for others. HomeAmerican also purchases loans originated by unaffiliated loan correspondents. To a substantially lesser extent, the Company owns and manages portfolios of mortgage-related assets.

  In its home building segment, the Company's strategy is to build quality homes at affordable prices. The Company, as the general contractor, supervises the development and construction of all of its projects and employs subcontractors for site development and home construction. The Company emphasizes the building of single-family homes generally for the first-time and move-up buyer. Homes are constructed according to basic designs based on customer preferences in the location in which they are built. Single-family homes are built and sold by the Company's subsidiaries using the name Richmond American Homes and Richmond Homes.

  HomeAmerican is a Federal Housing Administration, Veterans Administration, Federal National Mortgage Association and Federal Home Loan Mortgage Corporation authorized mortgage loan originator. Substantially all of the mortgage loans originated by HomeAmerican are sold to private investors. HomeAmerican initially retains the right to service these mortgage loans selling the servicing at a later date, usually in bulk.

  The Company's asset management operations (collectively, the "asset management segment"), among other things, enable MDC to (i) manage the day-to-day operations of two national securities exchange-listed real estate investment trusts; (ii) own interests ("CMO Ownership Interests") in issuances of collateralized mortgage obligations ("CMO bonds"); and (iii) own interests in various other investments. The Company currently does not expect to acquire additional CMO Ownership Interests in the future, except to the extent attractive opportunities may be identified. As a result, future income from the asset management segment primarily will be dependent on management fees.

  The Company is a Delaware corporation originally incorporated in Colorado in 1972. The principal executive offices of the Company are located at 3600 South Yosemite Street, Suite 900, Denver, Colorado 80237, and its telephone number is
(303) 773-1100.

                                  RISK FACTORS

  See "Risk Factors" for a discussion of certain risks involved in an investment in the New Notes.

                               THE EXCHANGE OFFER

THE OFFER.................  The Company is offering to exchange $1,000 principal amount of New Notes for each $1,000 principal amount of Old Notes that are properly tendered and accepted.

EXPIRATION DATE...........
                            5:00 p.m., New York City time, on June 20, 1994, unless extended. See "The Exchange Offer-- Expiration Date; Extensions; Termination."

ACCRUED INTEREST ON THE
 SENIOR NOTES.............

                            The New Notes will bear interest from their date of issuance (June 20, 1994, unless the Exchange Offer is extended). Interest on the Old Notes which are exchanged for New Notes will cease to accrue on the day preceding the date of issuance of the New Notes. Interest payable on December 15, 1994 with respect to the New Notes will include accrued but unpaid interest due on the Old Notes for the period from June 15, 1994 to June 19, 1994, and will be paid to those who are holders of record of the New Notes as of December 1, 1994.

CONDITIONS OF THE           The Exchange Offer is subject to certain customary
 EXCHANGE OFFER...........  conditions, any or all of which may be waived by the Company. See "The Exchange Offer--Conditions of the Exchange Offer."

PROCEDURES FOR TENDERING
 OLD NOTES................  Each holder of Old Notes wishing to accept the
                            Exchange Offer must complete and sign the Letter of Transmittal, in accordance with the instructions contained herein and therein, and forward or hand-deliver such Letter of Transmittal to the Exchange Agent identified below at the address set forth herein and therein. Each exchanging holder will be required to represent in the Letter of Transmittal that such holder is acquiring the New Notes in the ordinary course of business, is not engaged in, and does not intend to engage in, a distribution of the New Notes and has no arrangement or understanding with any person to participate in any such distribution of the New Notes, and is not an affiliate of the Company or the Guarantors. Any holder of Old Notes whose Old Notes are registered in the name of brokers, dealers, commercial banks, trust companies or nominees is urged to contact such registered holders promptly if such holder wishes to accept the Exchange Offer. Any brokers or dealers that receive New Notes for its own account in exchange for Old Notes must check the Broker/Dealer box on the Letter of Transmittal and deliver a Prospectus in connection with any resale of such New Notes. See "The Exchange Offer-- Procedures for Tendering."

WITHDRAWAL OF TENDERS.....  Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. See "The Exchange Offer-- Withdrawal Rights."

ACCEPTANCE OF OLD NOTES
 AND DELIVERY OF NEW
 NOTES....................  The Company will accept for exchange any and all
                            Old Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer--Acceptance of Old Notes for Exchange; Delivery of New Notes."

CERTAIN FEDERAL INCOME
 TAX CONSIDERATIONS.......
                            For a discussion of certain federal income tax consequences of the exchange of the Old Notes, see "Certain Federal Income Tax Considerations."

RIGHTS OF DISSENTING        Holders of Old Notes do not have any appraisal or
 NOTEHOLDERS..............  dissenters' rights under the Delaware General
                            Corporation Law in connection with the Exchange
                            Offer.

EXCHANGE AGENT............  First Bank National Association, 180 E. Fifth
                            Street, 3rd Floor, Bond Drop Window, St. Paul, Minnesota 55101; telephone (612) 244-0444.

                        DESCRIPTION OF THE SENIOR NOTES

NEW NOTES SUBJECT TO THE
 EXCHANGE OFFER...........
                            Up to $190,000,000 aggregate principal amount of the New Notes. See "Description of the Senior Notes."

COMPARISON WITH OLD         The New Notes will be freely transferable under the
 NOTES....................  Securities Act by holders who are not affiliates of the Company. The holders of Old Notes currently are entitled to certain registration rights pursuant to a Registration Rights Agreement (the "Registration
                            Rights Agreement"), dated as of December 28, 1993, among the Company, the Guarantors and the original purchasers of the Old Notes. However, upon consummation of the Exchange Offer, holders of the Old Notes who do not exchange their Old Notes for New Notes will no longer be entitled to any registration rights and will not be able to re-offer, resell or otherwise dispose of their Old
                            Notes, unless they are subsequently registered under the Securities Act, which the Company and the Guarantors will have no obligation to do, or unless an exemption from the registration requirements of the Securities Act is available. The New Notes otherwise will be identical in all respects
                            (including interest rate, maturity, security, guaranty and restrictive covenants) to the Old
                            Notes. See "The Exchange Offer--Purpose and
                            Effects."

INTEREST PAYMENT DATES....  June 15 and December 15

INTEREST RATE.............  11 1/8% per annum

MATURITY DATE.............  December 15, 2003

GUARANTY..................  The Senior Notes are unconditionally guarantied on an unsecured subordinated basis (the "Guaranties"), jointly and severally, by Richmond American Homes of California, Inc., Richmond American Homes of Maryland, Inc., Richmond American Homes of Nevada, Inc., Richmond American Homes of Virginia, Inc., Richmond American Homes, Inc., Richmond Homes, Inc. I and Richmond Homes, Inc. II (collectively, the "Guarantors"). The Guaranties will be subordinated to all Guarantor Senior Indebtedness (as defined). See "Description of the Senior Notes--Guaranty."

SECURITY..................  The Senior Notes are secured by a first priority pledge of 100% of the capital stock of Richmond American Homes of California, Inc., Richmond American Homes of Maryland, Inc., Richmond American Homes of Nevada, Inc., Richmond American Homes of Virginia, Inc., Richmond American Homes, Inc., Richmond Homes, Inc. I ("Richmond Homes") and HomeAmerican, in each case, owned by the Company or its subsidiaries (collectively, the "Pledged Subsidiaries"). The pledge is subject to a standstill agreement in favor of the senior lenders to the Pledged Subsidiaries and the Company restricting the Trustee in certain circumstances from exercising its remedies under the pledge. See "Description of the Senior Notes--Pledge of Subsidiary Stock."

RANKING...................  The Senior Notes are senior obligations of the
                            Company, ranking pari passu in right of payment to all of the Company's other senior indebtedness. The Senior Notes effectively are subordinate to all indebtedness and preferred stock of the Company's subsidiaries.

OFFERS TO PURCHASE........  In the event of a Change of Control (as defined), holders of the Senior Notes will have the right to require the Company to offer to purchase all Senior Notes then outstanding at a purchase price equal to 101% of the aggregate principal of the Senior Notes, plus accrued and unpaid interest, if any, to the date of purchase. See "Description of the Senior Notes--Certain Covenants--Repurchase of Senior Notes at the Option of the Holder Upon a Change of Control." The Company will be required to offer to repurchase certain of the Senior Notes at 100% of the principal amount thereof, and pay accrued and unpaid interest to the date of repurchase (i) if its Consolidated Net Worth (as defined) decreases to less than $100,000,000 at the end of any two consecutive fiscal quarters and (ii) from the proceeds of certain Asset Sales (as defined). See "Description of the Senior Notes-- Certain Covenants--Maintenance of Consolidated Net Worth" and "--Limitation on Asset Sales."

OPTIONAL REDEMPTION.......  The Senior Notes are redeemable at the option of the Company, in whole or in part, at any time on or after December 15, 1998 at the redemption prices set forth herein, plus accrued interest, if any, to the date of redemption. See "Description of the Senior Notes--Redemption."

CERTAIN COVENANTS.........  The indenture governing the Senior Notes (the
                            "Senior Notes Indenture") contains certain covenants which, among other things, limit the incurrence of additional Indebtedness (as defined) by the Company and Restricted Subsidiaries (as defined); the payment of dividends; the repurchase of capital stock or subordinated indebtedness; the making of certain other distributions; certain loans and investments; the ability to create certain Liens (as defined); the creation of restrictions on the ability of the Restricted Subsidiaries to make payments to the Company and the ability to enter into transactions with Affiliates (as defined) or merge, consolidate or transfer substantially all of the Company's or a Guarantor's assets. See "Description of the Senior Notes--Certain Covenants."

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION
                             (DOLLARS IN THOUSANDS)

                           THREE MONTHS
                          ENDED MARCH 31,            YEAR ENDED DECEMBER 31,
                         ----------------- ----------------------------------------------
                           1994     1993     1993     1992     1991      1990      1989
                         -------- -------- -------- -------- --------  --------  --------
INCOME STATEMENT DATA:
Revenues................ $168,693 $115,885 $652,076 $511,568 $422,232  $512,695  $724,075
Income (loss) from
 continuing operations..    3,806      915   10,056    4,765  (12,903)  (11,954)  (90,091)
Income (loss) from
 continuing operations
 per primary
 common share .......... $    .19 $    .04 $    .45 $    .22 $   (.62) $   (.63) $  (5.66)
Ratio of earnings to
 fixed charges(1).......     1.83     1.30     1.72     1.61      .53       .73       --


                         MARCH 31,                    DECEMBER 31,
                           1994    --------------------------------------------------
                                     1993     1992      1991       1990       1989
                         --------- -------- -------- ---------- ---------- ----------
BALANCE SHEET DATA:
Total assets............ $ 733,224 $776,866 $858,944 $1,316,793 $1,477,146 $1,663,726
Total debt(2)...........   329,570  345,676  325,835    350,776    411,291    515,179
Stockholders' equity....   178,270  175,854  164,182    160,488    157,261    150,474

- --------
(1) In computing the ratio of earnings to fixed charges, fixed charges consist of home building and corporate interest expense plus (i) amortization and expensing of debt expenses; (ii) amortization of discount or premium relating to indebtedness; and (iii) capitalized interest. Earnings are computed by adding fixed charges (except capitalized interest) and amortization of previously capitalized interest to pretax earnings from continuing operations. In computing the ratio, interest expense incurred by the Company's mortgage lending and asset management segments is excluded. The ratio is not applicable for the year ended December 31, 1989 due to a net loss incurred in this year. Earnings for the years ended December 31, 1991, 1990 and 1989, respectively, were inadequate to cover fixed charges by $13,029,000, $10,159,000 and $118,004,000.
(2) Excludes CMO bond indebtedness.

                                  RISK FACTORS

  Prospective investors should carefully consider the following considerations in addition to the other information set forth in this Prospectus before making an investment in the New Notes offered hereby.

LEVERAGE

  The home building industry is capital intensive. The Company finances a substantial portion of its land acquisition and residential construction activities through the incurrence by its subsidiaries of secured indebtedness and, as a result, the Company is highly leveraged. As of March 31, 1994, the Company's total indebtedness (excluding CMO bond indebtedness) was $329,570,000 and the Company's debt-to-equity ratio was approximately 1.85 to 1. In addition, the Senior Notes Indenture permits the Company to incur significant additional indebtedness. See "Description of the Senior Notes."

  Although the Company expects to generate sufficient cash flow from operations to meet its debt service obligations, there can be no assurance that the Company will be able to satisfy its obligations to repurchase, under certain circumstances, all or a portion of the Senior Notes. See "Description of the Senior Notes." The ability of the Company to meet its obligations will depend upon the future performance of the Company and will be subject to financial, business and other factors affecting the business and operations of the Company, including general economic conditions.

HOLDING COMPANY ISSUER

  Most of the operations of the Company are conducted through, and most of the Company's assets are held by, its subsidiaries, and, therefore, the Company is dependent on the cash flow of its subsidiaries to meet its debt obligations, including its obligations under the Senior Notes. Except to the extent the Company may itself be a creditor with recognized claims against its subsidiaries, all claims of creditors and holders of preferred stock of the subsidiaries will have priority with respect to the assets of such subsidiaries over the claims of creditors of the Company, including holders of the Senior Notes. At March 31, 1994, the Company's subsidiaries had $171,216,000 aggregate principal amount of indebtedness and liquidation preference of preferred stock outstanding. Instruments governing certain indebtedness of the Company's subsidiaries contain restrictions on transfer of funds from such subsidiaries to the Company.

THE HOME BUILDING INDUSTRY

  The home building industry significantly is affected by changes in economic conditions, the supply of homes, changes in governmental regulation (including uncertainties involving the entitlement process in the improvement of undeveloped land), increases in real estate taxes, energy costs and costs of materials and labor, the availability and cost of suitable land, environmental factors, weather and the availability of financing at rates and on terms acceptable to home builders and home buyers. Beginning in 1992 through October 1993, home mortgage interest rates declined to their lowest levels in 25 years to an average of 6.7% on a 30-year, fixed-rate mortgage. From October 1993 to May 1994, these rates have increased to as high as 9%. Increases in mortgage interest rates adversely affect the Company's home building and mortgage lending segments. Higher mortgage interest rates (i) may reduce the demand for homes and home mortgages; and (ii) generally will reduce home mortgage refinancing activity. With the recent increases in mortgage interest rates relative to levels in 1993, the Company, consistent with the rest of the industry in general, has experienced a major decline in refinancing activity in its mortgage lending operations. These events have affected adversely the spot mortgage loan originations and the amount of mortgage loans purchased through correspondents by the Company's mortgage lending segment, although increased originations from the Company's home building operations have offset to a significant degree these declines. The Company is unable to predict the extent to which current or future increases in mortgage interest rates will adversely affect the Company's operating activities and results of operations.

  The housing industry is cyclical and significantly is affected by prevailing economic conditions. The Company's business and earnings are dependent in large part on its Colorado and Mid-Atlantic markets.

The Colorado market was affected adversely beginning in 1986 through 1991 by weaknesses in the state economy as well as by weaknesses in the housing industry in this market. The Company experienced an increase in the number of new contracts for the purchase of homes in Colorado beginning in 1991 which has continued through March 31, 1994. There can be no assurance that the Company will be able to maintain or increase this level of new sales contracts or deliver an increasing number of homes in the future in its Colorado market. From late 1988 through 1990, the Company's Mid-Atlantic market was affected adversely by weaknesses in the housing industry in this market. The Company experienced an increase in the number of new contracts for the purchase of homes in its Mid-Atlantic market in 1991 which has continued through March 31, 1994, primarily due to (i) moderate growth in the region's economy; (ii) an increase in the total number of subdivisions in which the Company is operating; and (iii) the reduction in mortgage interest rates which began in 1991 and continued to October 1993. There can be no assurance that the Company will be able to maintain or increase this level of new sales contracts or deliver an increasing number of homes in the future in its Mid-Atlantic market.

  The adoption, in August 1989, of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), as well as the national "credit crunch" that commenced in mid-1989, and the enactment in August 1991 of the Federal Deposit Insurance Corporation Improvements Act of 1991, affected adversely the ability of home builders to acquire and develop land into finished sites for homes. FIRREA, among other things, has reduced the amount of resources thrifts allocate to acquisition, development and construction loans, which has affected, and in the future may affect, adversely the Company's ability to acquire and develop new properties and develop its current land inventory into finished sites suitable for the construction of homes.

REGULATORY AND ENVIRONMENTAL FACTORS

  The Company is subject to continuing compliance with various federal, state and local statutes, ordinances, rules and regulations, including, among others, zoning and land use ordinances, building, plumbing and electrical codes, contractors' licensing laws and health and safety regulations and laws. Various localities in which the Company operates have imposed (or may in the future impose) fees on developers to fund, among other things, schools, road improvements and low and moderate income housing.

  From time to time, various municipalities in which the Company operates, particularly in California and Nevada, restrict or place moratoriums on the availability of water and sewer taps. Additionally, certain jurisdictions in which the Company operates (particularly in California) have proposed or enacted growth initiatives restricting the number of building permits available in any given year. Although no assurance can be given as to future conditions or future governmental action, in general, the Company believes that it has, or under existing agreements and regulations ultimately can obtain, an adequate number of water and sewer taps and building permits for its inventory of land and land held for development. The Company's general policy is to acquire finished building sites and land for development only in areas which have, or will have upon completion of development, the availability of building permits, access to utilities and other municipal service facilities necessary for anticipated development requirements. Generally, the zoning of land is suitable for its intended use when acquired.

  The home building operations of the Company also are affected by environmental considerations pertaining to, among other things, availability of water, municipal sewage treatment capacity, land use, hazardous waste disposal, naturally occurring radioactive materials, building materials, population density and preservation of the natural terrain and vegetation (collectively, "Environmental Laws"). The particular Environmental Laws which apply to any given home building project vary greatly according to the site's location, environmental conditions and present and former uses. These Environmental Laws may result in delays, may cause the Company to incur substantial compliance and other costs and may prohibit or severely restrict home building activity in certain environmentally-sensitive regions or areas.

COMPETITION

  The real estate industry is fragmented and highly competitive. In each of its markets, the Company competes with numerous home builders, subdivision developers and land development companies (a number of which build nationwide). Home builders not only compete for customers, but also for, among other things, desirable financing, raw materials and skilled labor. In a number of its markets, the Company competes with home builders that are substantially larger and have greater financial resources than the Company. Competition for home sales is based, among other factors, on price, style, financing provided to prospective purchasers, location, quality, warranty service and general reputation in the community.

  The mortgage industry is fragmented and highly competitive. In each of the areas in which it originates loans, HomeAmerican competes with numerous banks, thrifts and mortgage bankers, many of which are larger and have greater financial resources than HomeAmerican. Competition is based, among other factors, on pricing, loan terms and underwriting criteria.

AFFILIATED TRANSACTIONS

  The Company has entered into several transactions with affiliates, including Larry A. Mizel, the Company's Chairman of the Board of Directors and Chief Executive Officer, David D. Mandarich, Executive Vice President-- Real Estate and a director of the Company and other members of the Board of Directors. Material transactions between the Company and its officers and directors are subject to review by the Company's Board of Directors. Such review includes a review of the fairness of the transaction or an independent appraisal.

THRIFT INVESTIGATIONS

  The Company understands that investigations are being conducted by Federal grand juries and other government agencies in various states with regard to the failures of a number of thrifts with which MDC had business transactions during the period 1983 through mid-1988. The Company and its affiliates have received and responded to subpoenas requesting documents and information in connection with certain investigations and may in the future receive additional inquiries or subpoenas. No indictments or charges have been brought against the Company or any of its officials by any grand jury investigating the failure of any savings and loan institutions. Although the Company believes there is no basis for the imposition of criminal or civil liability in connection therewith, were any indictment or charge to be brought against the Company, there could be a material adverse effect upon the Company's financial position and liquidity.

TAX MATTERS

  M.D.C. Holdings, Inc. and its wholly-owned subsidiaries file a consolidated federal income tax return (the "MDC Consolidated Return"). Richmond Homes and its subsidiaries filed (or will file) separate consolidated federal income tax returns (the "Richmond Homes Consolidated Returns") from its inception (December 28, 1989) through the date Richmond Homes was merged into a wholly-owned subsidiary of MDC (February 2, 1994).

  The Internal Revenue Service (the "IRS") has completed its examination of the MDC Consolidated Returns for the years 1984 through 1987 and has proposed certain adjustments to the taxable income reflected in such returns. A substantial portion of the proposed adjustments concern the characterization of $22,000,000 in gains on sales of property held for investment, which were reported as capital gains. Certain of the other proposed adjustments would shift the recognition of certain items of income and expense from one year to another ("Timing Adjustments"). To the extent taxable income is increased by proposed Timing Adjustments, taxable income may be reduced by a corresponding amount in other years, nevertheless the Company would incur an interest charge as a result of such adjustment. The Company currently is protesting many of these proposed adjustments through the IRS appeals process and believes that the amount of these adjustments will be reduced as a result. In the opinion of management, adequate provision has been made for the additional income taxes and interest which may arise as a result of the proposed adjustments.

  The IRS currently is examining the MDC Consolidated Returns for the years 1988 through 1990 and the Richmond Homes Consolidated Returns for the years 1989 and 1990. No reports have been issued by the IRS in connection with these examinations. In the opinion of management, adequate provision has been made for additional income taxes and interest which may result from these examinations.

FRAUDULENT CONVEYANCE CONSIDERATIONS

  The issuance by the Guarantors of guaranties of the Company's obligations under the Senior Notes could be subject to review under relevant federal and state fraudulent conveyance laws in a bankruptcy case or a lawsuit by or on behalf of unpaid creditors of a Guarantor or a representative of such creditors, such as a trustee or a Guarantor as debtor-in-possession. Under such laws, if a court were to find that, at the time a Guarantor issued the guaranties of the Senior Notes, either (a) the Guarantor issued such guaranties with the intent of hindering, delaying or defrauding creditors, or (b) the Guarantor received less than a reasonably equivalent value or fair consideration for issuing such guaranties and the Guarantor (i) was insolvent or rendered insolvent by reason of the issuance of such guaranties, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the Guarantor after giving effect to the issuance of such guaranties constituted an unreasonably small amount of capital, or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay as they matured, such court could avoid the Guarantor's obligations under such guaranties and direct the repayment of any amounts paid thereunder to the Guarantor or to a fund for the benefit of the Guarantor's creditors, or take other action detrimental to the holders of the Senior Notes.

  The measure of insolvency for purposes of the foregoing will vary depending upon the law of the jurisdiction which is being applied. Generally, however, an entity will be considered insolvent for purposes of the foregoing if the sum of its debts is greater than all of its property at a fair valuation, or if the present fair salable value of its assets is less than the amount required to pay its probable liabilities on its existing debts as they become absolute and matured. The Guarantors believe that the indebtedness evidenced by their guaranties of the Senior Notes was incurred without the intent of hindering, delaying or defrauding creditors. Based upon management's analysis of internal cash flow projections and other financial information and estimated values of assets and liabilities of the Guarantors (excluding intercompany receivables and payables), management believes that, immediately after the issuance of the Senior Notes and the issuance of the guaranties of the Senior Notes, and after giving effect to the terms of a certain Contribution Agreement (as defined), the Guarantors were solvent, had sufficient capital to carry on their businesses and were able to pay their debts as they mature. No assurance can be given, however, that a court would reach the same conclusions with regard to these matters.

SECURITY FOR THE NOTES

  The Senior Notes are secured by a first priority pledge of 100% of the capital stock of the Pledged Subsidiaries owned by the Company. However, there can be no assurance that the proceeds of any sale of the collateral pursuant to the Senior Notes Indenture following an acceleration after an Event of Default (as defined in the Senior Notes Indenture) would be sufficient to satisfy payments due on the Senior Notes. The pledge by the Company of the capital stock of the Pledged Subsidiaries to secure the Company's obligations under the Senior Notes will be subject to a standstill agreement restricting the Trustee from exercising certain remedies under such pledge until 179 days after the Trustee under the Senior Notes Indenture has given written notice to the respective senior lender to the Company and the Pledged Subsidiaries lender that an Event of Default and acceleration of the Senior Notes has occurred. See "Description of the Senior Notes--Pledge of Subsidiary Stock."

ABSENCE OF PUBLIC MARKET; MARKET MAKING RESTRICTIONS

  At present, the Old Notes are owned by a small number of investors. There can be no assurance that an active public or private market for the New Notes or Old Notes will develop. If a market for the New Notes or the Old Notes develops, such Notes may trade at a discount from their principal amount. The Company does not intend to list the New Notes on a national securities exchange. Sellers of the New Notes and market makers in the New Notes, if any, may be subject to certain rules and regulations with respect to market making promulgated by the Securities and Exchange Commission under the Exchange Act; such rules and regulations may affect the ability to make a market in the New Notes and this may restrict the salability of the New Notes. The Company has been advised by FBR, the placement agent in the Private Placement, that FBR intends to make a market in the New Notes, but FBR is not obligated to do so and there can be no assurance that an active public market in the New Notes will develop.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECTS

  The Exchange Offer is designed to provide to holders of Old Notes an opportunity to acquire New Notes which, unlike the Old Notes, will be freely transferable at all times (provided that the holder is not an affiliate of the Company).

  The Old Notes were originally issued and sold on December 28, 1993, in the principal amount of $190,000,000 in a transaction exempt from the registration requirements of the Securities Act (pursuant to Regulation D promulgated thereunder). The Old Notes may not be re-offered, resold or transferred unless done so pursuant to a registration statement filed pursuant to the Securities Act or unless an exemption from the registration requirements of the Securities Act is available. Pursuant to Rule 144 promulgated under the Securities Act, Old Notes may generally be resold (a) commencing two years after the date of original issuance, in an amount up to, for any three-month period, the greater of 1% of the Senior Notes then outstanding or the average weekly trading volume of the Senior Notes during the four calendar weeks immediately preceding the filing of the required notice of sale with the Commission and (b) commencing three years after the date of original issuance, in any amount and otherwise without restriction by a holder who is not, and has not been for the preceding 90 days, an affiliate of the Company. Additionally, under certain circumstances, an exemption from the registration requirements of the Securities Act may be available for the resale of the Old Notes to "Qualified Institutional Buyers" under Rule 144A promulgated thereunder. Certain other exemptions may also be available under other provisions of the federal securities laws for the resale of the Old Notes.

  Based on interpretations by the staff of the Commission set forth in "no-action" letters issued by the staff in 1988 and 1991 (Exxon Capital Holdings Corporation, avail. May 13, 1988; and Morgan Stanley & Co. Incorporated, avail. June 5, 1991) (the Company has not requested or obtained a "no-action" letter with respect to this Exchange Offer), New Notes issued pursuant to this Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by the holders thereof (other than any such holder which is an affiliate of the Company) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of the New Notes. By delivering the Letter of Transmittal, a holder tendering Old Notes for exchange represents and warrants to the Company that the holder is acquiring the New Notes in the ordinary course of its business and that the holder is not engaged in, and does not intend to engage in, a distribution of the New Notes. The Company notes that a recent "no-action" letter issued by the staff in 1993 (Sherman & Sterling, avail. July 2, 1993) interprets the preceding sentence to mean that any broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must deliver a prospectus in connection with any resale of such New Notes. In addition, such broker-dealer must check the appropriate box on the Letter of Transmittal indicating its broker-dealer status. See "Plan of Distribution." ANY HOLDER USING THE EXCHANGE OFFER TO PARTICIPATE IN A DISTRIBUTION OF THE NEW NOTES TO BE ACQUIRED IN THE EXCHANGE OFFER (I) CANNOT RELY ON THE SEC STAFF POSITION ENUNCIATED IN THE ABOVE-REFERENCED LETTERS AND (II) MUST COMPLY WITH THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT IN CONNECTION WITH A SECONDARY RESALE TRANSACTION.

  The New Notes will be freely transferable by the holders thereof, subject to the limitations described in the immediately preceding paragraph. The New Notes otherwise will be identical in all respects (including interest rate, maturity, security, guaranty and restrictive covenants) to the Old Notes for which they may be exchanged pursuant to this Exchange Offer. HOLDERS WHO DO NOT EXCHANGE THEIR OLD NOTES PURSUANT TO THIS EXCHANGE OFFER WILL CONTINUE TO HOLD OLD NOTES WHICH ARE SUBJECT TO RESTRICTIONS ON TRANSFER.

TERMS OF THE EXCHANGE OFFER

  The Company hereby offers, upon the terms and subject to the conditions set forth herein and in the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange $1,000 principal amount of

New Notes for each $1,000 principal amount of its outstanding Old Notes. New Notes will be issued only in integral multiples of $1,000 to each tendering holder of Old Notes whose Old Notes are accepted in the Exchange Offer.

  The New Notes will bear interest from their date of issuance (June 20, 1994, unless the Exchange Offer is extended). Interest on the Old Notes will cease to accrue on the day preceding the date of issuance of the New Notes. Interest payable on December 15, 1994 with respect to New Notes will include accrued but unpaid interest due on the Old Notes so exchanged for the period from June 15, 1994 to June 19, 1994, and will be paid to those who are holders of record of the New Notes as of December 1, 1994.

  As of May 18, 1994, $190,000,000 aggregate principal amount of Old Notes were outstanding. This Prospectus and the Letter of Transmittal are being sent to all registered holders of Old Notes.

  Tendering holders of Old Notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain transfer taxes which may be imposed, in connection with the Exchange Offer. See "--Payment of Expenses" below.

  Holders of Old Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the Exchange Offer.

EXPIRATION DATE; EXTENSIONS; TERMINATION

  The Exchange Offer will expire at 5:00 P.M., New York City time, on June 20, 1994, subject to extension by the Company by notice to the Exchange Agent as herein provided. The Company reserves the right to extend the Exchange Offer at its discretion, in which event the term "Expiration Date" shall mean the time and date on which the Exchange Offer as so extended shall expire. The Company shall notify the Exchange Agent of any extension by oral or written notice and shall mail to the registered holders of Old Notes an announcement thereof, each prior to 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date.

  The Company reserves the right to extend or terminate the Exchange Offer and not accept for exchange any Old Notes if any of the events set forth below under the caption "--Conditions of the Exchange Offer" shall have occurred and shall not have been waived by the Company, by giving oral or written notice of such delay or termination to the Exchange Agent. The rights reserved by the Company in this paragraph are in addition to the Company's right set forth below under the caption "--Conditions of the Exchange Offer."

PROCEDURES FOR TENDERING

  The acceptance by holders of Old Notes of the Exchange Offer pursuant to one of the procedures set forth below will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

  To be tendered effectively, the Old Notes, together with the properly completed Letter of Transmittal (or facsimile thereof), executed by the registered holder thereof, and any other documents required by the Letter of Transmittal, must be received by the Exchange Agent at the address set forth below prior to 5:00 P.M., New York City time, on the Expiration Date. LETTERS OF TRANSMITTAL AND OLD NOTES SHOULD NOT BE SENT TO THE COMPANY.

  Each exchanging holder will be required to represent in the Letter of Transmittal that such holder is acquiring the New Notes in the ordinary course of business, is not engaged in, and does not intend to engage in, a distribution of New Notes and has no arrangement or understanding with any person to participate in any such distribution of the New Notes, and is not an affiliate of the Company and the subsidiary Guarantors. An exchanging holder that is a broker-dealer will also represent by signing the Letter of Transmittal that the Old Notes to be exchanged for New Notes were acquired for its own account as a result of market-making activities or other trading activities, and will acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act of 1933 in connection with any resale of the New Notes obtained pursuant to the Exchange Offer. The Letter of Transmittal includes a statement to the effect that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

  Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder of Old Notes who has not completed the box entitled "Special Issuance and Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. (the "NASD") or by a commercial bank or trust company having an office in the United States (an "Eligible Institution").

  The method of delivery of Old Notes and other documents to the Exchange Agent is at the election and risk of the holder, but if such delivery is by mail it is suggested that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent before the Expiration Date.

  If the Letter of Transmittal is signed by a person other than a registered holder of any Old Note(s) listed, such Old Note(s) must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name or names of the registered holder or holders appear on the Old Note(s).

  If the Letter of Transmittal or any notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be so submitted.

  All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be resolved by the Company, whose determination will be final and binding. The Company reserves the absolute right to reject any or all tenders that are not in proper form or the acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding. Unless waived, any irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor the Exchange Agent shall be under any duty to give notification of defects in such tenders or shall incur liabilities for failure to give such notification. Tenders of Old Notes received by the Exchange Agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holder, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

  The Company's acceptance for exchange of Old Notes tendered pursuant to the Exchange Offer will constitute a binding agreement between the tendering person and the Company upon the terms and subject to the conditions of the Exchange Offer.

CONDITIONS OF THE EXCHANGE OFFER

  In addition, and notwithstanding any other terms of the Exchange Offer, the Company will not be required to accept for exchange, or exchange New Notes for, any Old Notes tendered and may terminate or amend the Exchange Offer as provided herein before the acceptance of any Old Notes, if any of the following conditions exist:

    (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer; or

    (b) there shall have been proposed, adopted or enacted any law, statute, rule or regulation which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer.

  The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to such conditions or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. If the Company waives or amends the foregoing conditions, the Company will, if required by applicable law, extend the Exchange Offer for a minimum of five business days from the date that the Company first gives notice, by public announcement or otherwise, of such waiver or amendment, if the Exchange Offer would otherwise expire within such five-business-day period. Any determination by the Company concerning the events described above will be final and binding upon all parties.

  The Exchange Offer is not conditioned on, and does not require, any federal or state regulatory approval. No proxies are being solicited in connection with the Exchange Offer.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

  Tenders of Old Notes will be accepted only in principal amounts of $1,000 and integral multiples thereof.

  Upon the terms and subject to the conditions of the Exchange Offer, the Company will accept all Old Notes validly tendered and not withdrawn promptly prior to 5:00 P.M. on the Expiration Date. The Company will deliver New Notes in exchange for Old Notes as promptly as practicable following acceptance of the Old Notes.

  For purposes of the Exchange Offer, the Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Old Notes for the purposes of receiving the New Notes. Under no circumstances will interest be paid by the Company or the Exchange Agent by reason of any delay in making such payment or delivery.

  If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, any such unaccepted Old Notes will be returned, at the Company's expense, to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

WITHDRAWAL RIGHTS

  Any holder of Old Notes who has tendered Old Notes may withdraw the tender at any time prior to 5:00 P.M., New York City time, on the Expiration Date.

  To be effective, a written, telegraphic, telex or facsimile transmission notice of withdrawal must (a) be timely received by the Exchange Agent at the address set forth herein, (b) specify the name of the person having tendered the Old Notes to be withdrawn, (c) indicate the Old Notes to which it relates and the aggregate principal amount of Old Notes to be withdrawn and (d) be (i) signed by the holder in the same manner as the original signature on the Letter of Transmittal (including a guarantee of signature, if required) or (ii) accompanied by evidence satisfactory to the Company that the holder withdrawing such tender has succeeded to beneficial ownership of such Old Notes. If Old Notes have been delivered or otherwise identified to the Exchange Agent, the name of the registered holder and the serial numbers of the particular Old Notes withdrawn must also be so furnished to the Exchange Agent as aforesaid prior to the physical release of the withdrawn Old Notes. Withdrawals of tenders of Old Notes may not be rescinded, and any Old Notes withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer; provided, however, that withdrawn Old Notes may be re-tendered by again following one of the procedures described herein at any time prior to 5:00 P.M., New York City time, on the Expiration Date.

  All questions as to the validity (including time of receipt) of notices of withdrawal will be determined by the Company, whose determination will be final and binding. Neither the Company, the Exchange Agent or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

EXCHANGE AGENT

  First Bank National Association has been appointed as Exchange Agent for the Exchange Offer. All correspondence in connection with the Exchange Offer and the Letter of Transmittal should be addressed to the Exchange Agent as follows:



                                          BY FACSIMILE: 612-244-1145
    BY HAND OR OVERNIGHT EXPRESS: [/R]

    First Bank National Association           BY TELEPHONE: 612-244-0444
  Requests for additional copies of the Prospectus or the Letter of Transmittal should be directed to the Exchange Agent or the Company.
    180 E. Fifth Street
    3rd Floor, Bond Drop Window

    St. Paul, Minnesota 55101
PAYMENT OF EXPENSES

    Attention: Specialized Finance


  The Company will not make any payments to brokers, dealers or to others for soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the Prospectus and related documents to the beneficial owners of the Old Notes, and in handling or forwarding tenders for exchange.

    BY MAIL:

    First Bank National Association

    P.O. Box 64485

    180 E. Fifth Street

    St. Paul, Minnesota 55164-0485

    Attention: Specialized Finance

  The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company, and are estimated in the aggregate to be approximately $145,000.

  The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, New Notes, or substitute Old Notes for principal amounts not exchanged are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Notes tendered hereby, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payments of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

  The New Notes will be recorded at the same carrying value as the Old Notes, which is the face value less unamortized discount, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the Exchange Offer will be expensed over the term of the New Notes.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The following summary is a general discussion of certain of the expected federal income tax consequences of the Exchange Offer. This summary is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. Proposed regulations addressing the treatment of debt instruments with original issue discount were issued during 1986 (the "1986 Proposed Regulations"). New proposed regulations were issued on December 22, 1992, to revise and supersede certain provisions of the 1986 Proposed Regulations (the "1992 Proposed Regulations"). The 1992 Proposed Regulations were adopted, with certain modifications, as final regulations on January 27, 1994 (the "Final Regulations"), to be effective generally for debt instruments issued after April 3, 1994. Taxpayers may rely upon certain provisions of the Final Regulations for debt instruments issued between December 22, 1992 and April 4, 1994, which is anticipated to include the New Notes as a result of the Exchange Offer. This summary does not discuss all aspects of federal income taxation that may be relevant to a particular holder in light of his personal investment circumstances or to certain types of holders subject to special treatment under the federal income tax laws (for example, life insurance companies, tax-exempt organizations and foreign taxpayers) and does not discuss any aspect of state, local or foreign tax laws. The discussion with respect to exchanging holders is limited to those who have held the Old Notes and will hold the New Notes as "capital assets" (generally property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code").

  EACH HOLDER IS ADVISED TO CONSULT HIS OWN ADVISER AS TO THE SPECIFIC TAX CONSEQUENCES OF THE EXCHANGE OFFER TO SUCH HOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

EXCHANGE OF OLD NOTES FOR NEW NOTES

  In light of the facts that the New Notes contain terms substantially identical to the Old Notes and that the Exchange Offer is specifically contemplated by the Senior Notes Indenture pursuant to which the Old Notes were issued, an exchange of Old Notes for New Notes pursuant to the Exchange Offer should not be treated as an exchange for federal income tax purposes. Rather, the issuance of New Notes in exchange for Old Notes should be characterized as a continuation of the outstanding indebtedness previously represented by the Old Notes. If so characterized, the issuance of New Notes in exchange for Old Notes would have no independent tax significance and, therefore, an exchanging Noteholder would not recognize income or loss in connection with the exchange, his basis in the New Notes would be the same as his basis in the Old Notes exchanged therefor, his holding period in the New Notes would include his holding period in the Old Notes exchanged therefor and if the Old Notes are considered to have been issued with original issue discount, an exchanging holder will be required to include original issue discount in ordinary income over the period that he holds the New Notes in advance of the receipt of cash attributable thereto.

  It is possible, however, that the Internal Revenue Service will assert that the transaction should be treated for federal income tax purposes as an exchange of Old Notes for New Notes. In that event, the exchange of Old Notes for New Notes should qualify as a tax-free recapitalization under Section 368(a)(1)(E) of the Code, with the result that an exchanging holder generally would not recognize any taxable gain or loss by reason of the exchange (except possibly as discussed under "Market Discount" below). However, a portion of the value of the New Notes received by the exchanging holder with a fair market value equal to accrued interest on the Old Notes from the last interest payment date, or the date the holder acquired the Old Notes if that is later, through the date of the exchange might be required to be treated as interest which would be taxable to the holder. An exchanging holder's basis in the New Notes would be the same as his basis in the Old Notes exchanged therefor, except that the basis in the portion of the New Notes treated as payment of accrued interest would be their fair market value on the date of the exchange. An exchanging holder's holding period for the New Notes would include the holding period of the Old Notes exchanged therefor, except that the holding period of the portion of the New Notes treated as payment of accrued interest would begin on the day following the date of the exchange. Upon the receipt of a payment of interest on the New Notes on the first interest payment date following the date of the exchange, a holder would not be required to recognize interest income to the extent such amount was previously included in income on the date of the exchange.

  The Company intends to treat the Exchange Offer as a transaction which is not an exchange for federal income tax purposes.

TAX CONSEQUENCES TO NON-EXCHANGING NOTEHOLDER

  There will be no federal income tax consequences to non-exchanging holders.

SALE OR REDEMPTION OF NEW NOTES

  A holder generally will recognize gain or loss on a subsequent sale or redemption of New Notes equal to the difference between the amount realized from such sale or redemption (other than amounts attributable to accrued interest, which would be taxable as interest) and his adjusted basis for such New Notes. Except as discussed below under "Original Issue Discount" and "Market Discount," such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the holding period for the New Notes is more than one year.

  If New Notes are redeemed before maturity and the Company is found to have had, at the time of issuance, an intention to call the New Notes before maturity, gain realized by the holder will be treated as ordinary income to the extent that total original issue discount exceeds the portion of original issue discount previously included in income. Because the New Notes are publicly offered under the Final Regulations, the intention to call rule should not apply. In addition, it is possible that any premium over issue price paid on redemption of New Notes could be treated as a contingent payment taxable as interest.

ORIGINAL ISSUE DISCOUNT

  If the Exchange Offer is treated as a transaction which is not an exchange for federal income tax purposes, the New Notes should retain the status of the Old Notes for original issue discount purposes. Because the stated redemption price at maturity of the Old Notes exceeds their issue price by a de minimis amount, the Old Notes will not be considered to have been issued at an original issue discount. The New Notes should therefore also not be subject to the original issue discount rules if the Exchange Offer is not treated as an exchange for federal income tax purposes.

  If the Exchange Offer is treated as an exchange for federal income tax purposes, and either the New Notes or the Old Notes are considered to be traded on an established securities market, the issue price of the New Notes would be the fair market value of the Old Notes on the date of the exchange. The New Notes would be issued with original issue discount if their stated redemption price at maturity exceeds their issue price by more than 1/4 of 1% of their stated redemption price at maturity multiplied by the number of full years remaining until maturity.

  If the Exchange Offer is treated as an exchange for federal income tax purposes, but neither the Old Notes nor the New Notes are considered to be traded on an established securities market within the sixty- day period ending thirty days after issuance, under the Final Regulations, the issue price of the New Notes would be their stated principal amount since the New Notes are anticipated to bear adequate stated interest. In that event, the New Notes would not be considered issued at an original issue discount.

  Under the Final Regulations, an established securities market includes, for this purpose, any over-the-counter market which is reflected by the existence of an interdealer quotation system. An interdealer quotation system is defined for this purpose as any system of general circulation to brokers and dealers which regularly disseminates quotations of obligations by identified brokers or dealers, other than a quotations sheet prepared and distributed by a broker or dealer in the regular course of business and containing only quotations of such broker or dealer. It is unclear whether the Old Notes or the New Notes will be considered to be traded on an established securities market.

  Original issue discount must be included in gross income over the term of the instrument under a method embodying an economic accrual of such discount. In general, original issue discount must be included in gross income in advance of the receipt of cash representing that income, and such amount will increase over the life of the instrument. A holder's basis in the instrument will be increased by all original issue discount includable in income by him.

MARKET DISCOUNT

  Market discount is the excess, if any, of an obligation's stated redemption price at maturity over its basis in the hands of the acquirer immediately after its acquisition. However, market discount will not be considered to exist if, at the time of acquisition, the discount is less than 1/4 of 1% of the obligation's stated redemption price at maturity multiplied by the number of full years remaining until maturity.

  When the acquirer disposes of a market discount obligation, the lesser of the gain or the accrued market discount will be taxable to him as ordinary income (and will generally be treated as interest). Accrued market discount at such time is the total market discount multiplied by a fraction, the numerator of which is the number of days the acquirer held the obligation and the denominator of which is the number of days from the date he acquired the obligation until its maturity date. As an alternative to this ratable method, the acquirer may elect to compute the accrued market discount based upon an economic yield to maturity.

  Relevant legislative history provides that the Treasury Department is to issue regulations excepting certain nonrecognition transactions, such as the Exchange Offer, from the general rule requiring recognition of gain to the extent of accrued market discount on the disposition of market discount obligation. In the absence of such regulations, it is unclear whether, if the Exchange Offer is treated as an exchange for federal income tax purposes, a Noteholder who acquired an Old Note at a market discount would be required to recognize gain, if any, to the extent of accrued market discount at the time of the exchange for a New Note. If a holder acquired an Old Note at a market discount, any market discount accrued with respect to the Old Note and not taken into income by the holder prior to or at the time of the exchange will be allocated to New Notes received and the amount so allocated will be treated as market discount accrued on the New Notes.

  An acquirer of a market discount obligation is generally required to defer the deduction of that portion of the interest on any indebtedness incurred or maintained to purchase or carry the obligation as exceeds the amount of interest (including original issue discount) includable in gross income up to the amount of market discount allocable to the number of days in the taxable year the acquirer held the obligation, until he disposes of the obligation in a taxable transaction. However, a taxpayer may elect to include market discount in income as such discount occurs, in which event the above-described rules on ordinary income recognition upon sale and interest deferral would be inapplicable.

  The Tax Reform Act of 1986 provides that, if principal on a debt is paid in more than one installment, the holder may be required to include accrued market discount in income with respect to each principal payment in advance of the time otherwise required. That provision could apply to a holder of New Notes with market discount that are redeemed in part.

BOND PREMIUM AND ACQUISITION PREMIUM

  A holder who acquires a New Note for an amount in excess of the amount payable at maturity may elect to amortize and deduct (on a constant yield basis) the amount of such excess over the period from the acquisition date to the maturity date, or an earlier "call date" if a smaller deduction would result, with corresponding adjustment to such holder's tax basis in the debt instrument. Amortizable bond premium is treated as an offset to interest received on the obligation rather than as an interest deduction, except as may be provided in Treasury Regulations.

BACKUP WITHHOLDING

  Under federal income tax law, a holder of New Notes may, under certain circumstances, be subject to "backup withholding" unless such holder (i) is a corporation, or is otherwise exempt and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies that there has been no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. The withholding rate is 20% of "reportable payments," which include interest and, under certain circumstances, principal payments.

OTHER TAX CONSIDERATIONS

  There may be other federal, state, local or foreign tax considerations applicable to the circumstances of a particular Noteholder as to which he should consult his tax adviser. ACCORDINGLY, EACH NOTEHOLDER SHOULD CONSULT HIS OWN TAX ADVISER AS TO PARTICULAR TAX CONSEQUENCES TO HIM OF EXCHANGING OLD NOTES FOR NEW NOTES.

                        DESCRIPTION OF THE SENIOR NOTES

  The New Notes will be issued under the Senior Notes Indenture, dated as of December 15, 1993, as amended on February 2, 1994, among the Company, the Guarantors and Pledgors named therein and First Bank National Association, as trustee (the "Trustee"), pursuant to which the Old Notes were issued on December 28, 1993. A copy of the Senior Notes Indenture and the amendments thereto has been filed as an exhibit to the Registration Statement. The summary of certain provisions of the Senior Notes Indenture hereunder does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Senior Notes Indenture and such other documents, including the definitions therein of certain terms and those terms made part of the Senior Notes Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Senior Notes Indenture. Except as otherwise indicated below, the following summary applies to both the Old Notes and the New Notes offered hereby. For purposes of this Description of the Senior Notes, unless otherwise indicated, the term "Company" shall mean M.D.C. Holdings, Inc. and the term "Richmond Homes" shall mean Richmond Homes, Inc. I.

GENERAL

  The Senior Notes are senior obligations of the Company, limited in aggregate principal amount to $190,000,000. The Senior Notes rank pari passu with all existing and future senior indebtedness of the Company. The New Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

  The Senior Notes mature on December 15, 2003, and bear interest at the rate of 11 1/8% per annum from the date of issuance or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semiannually on December 15 and June 15 of each year, commencing June 15, 1994, to the persons in whose names such Senior Notes are registered at the close of business on the December 1 or June 1 preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

  Principal of, premium, if any, and interest on the Senior Notes will be payable, and the Senior Notes may be presented for registration of transfer or exchange, at the office or agency of the Company maintained for such purpose. At the option of the Company, payment of interest may be made by check mailed to the Holders of the Senior Notes at the addresses set forth upon the registry books of the Company. No service charge will be made for any registration of transfer or exchange of Senior Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Holders must surrender their Senior Notes to a Paying Agent to collect principal payments. Initially, the Trustee will act as Paying Agent and registrar. The Company may change any Paying Agent or Registrar without notice. The corporate finance office of the Trustee is presently located at 180 East Fifth Street, Suite 200, St. Paul, Minnesota 55101, c/o Corporate Finance Department. First National Bank Association and certain of its affiliates are lenders to certain subsidiaries of the Company.

GUARANTY

  The Senior Notes are guaranteed, fully and unconditionally, jointly and severally, on an unsecured subordinated basis (the "Guaranties") by Richmond American Homes of California, Inc., Richmond

American Homes of Maryland, Inc., Richmond American Homes of Nevada, Inc., Richmond American Homes of Virginia, Inc., Richmond American Homes, Inc., Richmond Homes and Richmond Homes, Inc. II (each a "Guarantor" and, collectively, the "Guarantors"). Each Guaranty is subordinated to all existing and future Guarantor Senior Indebtedness (as defined).

  The Guarantors have entered into a contribution agreement (the "Contribution Agreement") among themselves which provides that if any Guarantor is required to make a payment on its Guaranty, such Guarantor will be entitled to seek contribution from each of the other Guarantors. The obligation of each Guarantor to make such a contribution will be based upon the fair value of its net assets relative to the total fair value of the net assets of all the Guarantors (exclusive, in each case, of intercompany receivables and payables).

  "Guarantor Senior Indebtedness" with respect to the Guaranties is defined as all monetary obligations (including post-petition interest) under one or more credit agreements currently existing or to be entered into with financial institutions (the "Senior Lenders") the proceeds of which were used or will be used for acquisition, development or holding of real property or the construction of improvements in connection with the home building, real estate operations or related businesses of the Guarantor or its Subsidiaries, and any bona fide renewals, refunding or refinancings thereof.

  The Guaranties are subordinated in right of payment to the prior payment in full of all Guarantor Senior Indebtedness. Upon any distribution of assets of the Guarantor in any dissolution, winding up, total or partial liquidation or reorganization of the Guarantor, payment in respect of the Guarantee will be subordinated to the prior payment in full of all Guarantor Senior Indebtedness. In the event of insolvency, funds which would otherwise be payable to the holders of the Guaranty will be paid to the holders of Guarantor Senior Indebtedness to the extent necessary to pay the Guarantor Senior Indebtedness in full. Upon the occurrence of a payment default on, or the acceleration of the maturity of, the Guarantor Senior Indebtedness, no payment may be made on or in respect of the Guaranty until such default has been cured or waived or such acceleration rescinded. Upon notice to the Guarantor of the occurrence of a non-payment event of default on the Guarantor Senior Indebtedness pursuant to which the maturity of such Guarantor Senior Indebtedness may be accelerated, no payment may be made on or in respect of the Guaranty for a period (the "Payment Blockage Period") commencing upon the date of such notice and ending 179 days thereafter (unless in each case such Payment Blockage Period shall be earlier terminated by the holders of the Guarantor Senior Indebtedness) or such earlier date on which such event of default shall have been cured or waived. In no event shall the aggregate of all Payment Blockage Periods with respect to any particular payment on the Guaranty extend beyond 179 days from the date such payment on the Guaranty was due. No nonpayment event of default existing on the date of a payment blockage notice may be made the basis of a second payment blockage notice, unless waived or cured for a period of at least 90 consecutive days, and only one such notice may be given in any 365 day period. Nothing contained in these subordination provisions shall prevent the holder or holders of the Guaranty from accelerating the Senior Notes or pursuing other remedies provided for therein.

  Nothing in the Senior Notes Indenture or in the Senior Notes prevents any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or prevents the transfer of all or substantially all of the assets of a Guarantor to the Company or another Guarantor. Upon any such consolidation, merger, transfer or sale, the Guaranty of such Guarantor shall no longer have any force or effect. Subject to certain terms of the Senior Notes Indenture, each of the Guarantors may consolidate with, merge with or into, or transfer all or substantially all of its assets to any other Person; provided, however, that, subject to the next paragraph, if such other Person is not the Company or another Guarantor, such Guarantor's obligations under its Guaranty must be expressly assumed by such other Person.

  The Senior Notes Indenture provides that in the event of a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor owned directly or indirectly by the Company, with or to any Person not an Affiliate of the Company, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of such Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and relieved of any obligations under its Guaranty; provided that the Net Cash Proceeds of such sale or other disposition are or will be applied in accordance with the applicable provisions of the Senior Notes Indenture. See "Limitation on Asset Sales."

PLEDGE OF SUBSIDIARY STOCK

  The Senior Notes are secured by a first priority pledge of 100% of the capital stock of Richmond American Homes of California, Inc., Richmond American Homes of Maryland, Inc., Richmond American Homes of Nevada, Inc., Richmond American Homes of Virginia, Inc., Richmond American Homes, Inc., Richmond Homes, and HomeAmerican Mortgage Corporation, in each case owned by the Company (the "Pledged Subsidiaries"). The pledge is subject to a standstill agreement in favor of the senior lenders to the Pledged Subsidiaries and the Company restricting the Trustee under the Senior Notes Indenture in certain circumstances from exercising its remedies under the pledge. The pledge by the Company of the capital stock of the Pledged Subsidiaries to secure the Company's obligations under the Notes is subject to a standstill agreement in favor of the senior lenders to the Company and the Pledged Subsidiaries and any successors and assigns, including any lenders under a refinancing, refunding or replacement facility or any subsequent refunding, refinancing, or replacement facility or any subsequent refunding, refinancing or replacement thereof restricting the Trustee, as collateral agent under the pledge agreement, from exercising its remedies under such pledge until the 179 days after the Trustee has given written notice to the respective lender that an Event of Default and acceleration of the Senior Notes has occurred (such 179-day period to be tolled during any period in which the automatic stay under the Bankruptcy Code prevents such lender from exercising its remedies) regardless of whether or not the Event of Default has been waived or cured or any acceleration is otherwise rescinded. A period of 180 days must elapse after the termination of any such standstill period before any subsequent standstill period may be effective.

  Notwithstanding the foregoing, the Senior Notes Indenture provides by its terms that a pledge of the Capital Stock of a Pledged Subsidiary shall be automatically and unconditionally released and discharged upon any of (i) the termination, release or discharge of the Guarantee of such Pledged Subsidiary, except as a result of a partial payment under such Guarantee, (ii) any sale, exchange or transfer, by consolidation, merger or otherwise, to any Person not an Affiliate of the Company, of all of the Capital Stock owned, directly or indirectly, by the Company in, or all or substantially all the assets of, such Pledged Subsidiary which transaction is in compliance with the Senior Notes Indenture, or (iii) the consolidation, merger or liquidation of such Pledged Subsidiary into the Company or a Guarantor. In addition, in the event that the Capital Stock of any Restricted Subsidiary of the Company is sold and the Net Cash Proceeds are applied in accordance with the terms of the covenant entitled "Limitation on Asset Sales," the Trustee shall release the Liens in favor of the Trustee in the Capital Stock sold; provided, that the Trustee shall have received from the Company an Officers' Certificate and an Opinion of Counsel that such Net Cash Proceeds have been or will be so applied.

REDEMPTION

  The Company does not have the right to redeem any Senior Notes prior to December 15, 1998. On or after December 15, 1998, the Company has the right to redeem all or any part of the Senior Notes in cash at the redemption prices (expressed as a percentage of the principal amount thereof), in each case including accrued and unpaid interest, if any, to the redemption date, for the periods set forth below:

                        IF REDEEMED DURING THE
                            12-MONTH PERIOD
                        BEGINNING DECEMBER 15,                  REDEMPTION PRICE
                        ----------------------                  ----------------
             1998..............................................      107.0%
             1999..............................................      105.6%
             2000..............................................      104.2%
             2001..............................................      102.8%
             2002 and thereafter...............................      101.4%

  In the case of a partial redemption, the Trustee shall select the Senior Notes or portions thereof for redemption on a pro rata basis, by lot or in such other manner it deems appropriate and fair. The Senior Notes may be redeemed in part only in multiples of $1,000 of principal amount.

  The Senior Notes do not have the benefit of any sinking fund.

  Notice of any redemption will be sent, by first class mail, at least 15 days and not more than 60 days prior to the date fixed for redemption to the Holder of each Senior Note to be redeemed to such Holder's last address as then shown upon the books of the registrar. Any notice that relates to a Senior Note to be redeemed in part only must state the portion of the principal amount equal to the unredeemed portion thereof and must state that on and after the date fixed for redemption, upon surrender of such Senior Note, a new Senior Note or Senior Notes in a principal amount equal to the unredeemed portion thereof will be issued. On and after the date fixed for redemption, interest will cease to accrue on the Senior Notes or portions thereof called for redemption.

CERTAIN DEFINITIONS

  Set forth below is a summary of certain defined terms contained in the Senior Notes Indenture. Reference is made to the Senior Notes Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

  "Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person, or (ii) any officer, director, a Person acting with respect to such Person in a similar capacity, or controlling shareholder of such other Person. For purposes of this definition, the term "control" means (a) the power to direct the management and policies of a Person, either directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, or (b) without limiting the foregoing, the beneficial ownership of 10% or more of the voting power of the voting common equity of such Person (on a fully diluted basis). Notwithstanding the foregoing, the term "Affiliate" will not include, with respect to the Company or any Wholly Owned Restricted Subsidiary of the Company, any Wholly Owned Restricted Subsidiary of the Company and, with respect to Richmond Homes, any Wholly Owned Restricted Subsidiary of Richmond Homes.

  "Asset Sale" means, with respect to any Person, the sale, lease, conveyance or other disposition (including, without limitation, by merger or consolidation, and whether by operation of law or otherwise) of any of that Person's assets (including, without limitation, the sale or other disposition of Capital Stock of any Subsidiary of such Person, whether by such Person or by such Subsidiary, not including the capital contribution to a joint venture of consideration of the Company's or its Wholly Owned Restricted Subsidiaries' interest in such joint venture), whether owned on the date of the Senior Notes Indenture or subsequently acquired, in one transaction or a series of related transactions, in which such Person and/or its Subsidiaries receive cash and/or other consideration (including, without limitation, the unconditional assumption of Indebtedness of such Person and/or its Subsidiaries) having an aggregate fair market value of $10 million or more as to such transaction or series of related transactions (each such transaction being referred to herein as a "disposition"); provided, however, that the following transactions shall not constitute an Asset Sale: (i) a transaction or series of related transactions that results in a Change of Control; (ii) dispositions of land, homes, infrastructure, other buildings, improvements, appurtenances and entitlements and dispositions of mortgage loans, mortgage loan servicing and mortgage-backed securities in the ordinary course of business and reasonably consistent with past practices or industry trends; (iii) exchanges or swaps of real estate by the Company in the ordinary course of business and reasonably consistent with past practices or industry trends for real estate of substantially equivalent value (or for real estate and cash Cash Equivalents which, in the aggregate, have a substantially equivalent value); (iv) dispositions between the Company and any of its Wholly Owned Restricted Subsidiaries or among such Wholly Owned Restricted Subsidiaries and dispositions from a Restricted Subsidiary to the Company; (v) a disposition that is a Permitted Investment

(to the extent such Permitted Investment may be deemed to constitute an Asset
Sale) or a Restricted Payment permitted under the Senior Notes Indenture; (vi) dispositions between Richmond Homes and its Subsidiaries which are Restricted Subsidiaries or among such Restricted Subsidiaries; and (vii) dispositions of securities of the Company or its Restricted Subsidiaries held exclusively by the Company or a Restricted Subsidiary of the Company and such disposition is made to the issuer of such securities or a Wholly Owned Restricted Subsidiary of such issuer which issuer is the Company or a Restricted Subsidiary (regardless of whether such disposition is a direct disposition of the securities or an indirect disposition through the sale of all of the Capital Stock of a Wholly Owned Restricted Subsidiary of the Company or Richmond Homes whose principal asset is the securities which are the subject of the disposition).

  "Capital Stock" means, with respect to any Person, any capital stock of such Person and shares, interests, participations or other ownership interests (however designated) of any Person and any rights (other than debt securities convertible into corporate stock), warrants or options to purchase any of the foregoing, including (without limitation) each class of common stock and preferred stock of such Person if such Person is a corporation or membership interests if such Person is a limited liability company and each general and limited partnership interest of such Person if such Person is a partnership.

  "Capitalized Lease Obligation" means obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

  "Consolidated EBITDA" of the Company for any period means (a) the Consolidated Net Income of the Company for such period, plus (b) the sum, without duplication (and only to the extent such amounts are deducted in determining such Consolidated Net Income), of (i) the provision for income taxes for such period for the Company and its Restricted Subsidiaries (except to the extent of tax benefits associated with an extraordinary loss), (ii) depreciation and amortization expense of the Company and its Restricted Subsidiaries during such period, (iii) Consolidated Interest Expense of the Company for such period, and (iv) all other noncash, nonextraordinary charges reducing Consolidated Net Income during such period determined, in each case, on a consolidated basis for the Company and its Restricted Subsidiaries in accordance with GAAP.

  "Consolidated Fixed Charge Coverage Ratio" on any date (the "Transaction Date") means, with respect to the Company, the ratio of (i) the aggregate amount of Consolidated EBITDA of the Company attributable to continuing operations and businesses for the Reference Period to (ii) the sum of (a) the aggregate Consolidated Interest Incurred of the Company (exclusive of amounts attributable to discontinued operations and businesses, but in each case only to the extent that the obligations giving rise to such Consolidated Interest Incurred would no longer be obligations contributing to the Company's Consolidated Interest Incurred subsequent to the Transaction Date) for the Reference Period, plus (b) dividends paid or accrued (unless paid to, or accrued in favor of, the Company or its Wholly Owned Restricted Subsidiaries) on Disqualified Capital Stock of the Company and Subsidiaries of the Company (other than Unrestricted Subsidiaries) during the Reference Period; provided that for purposes of such computation, in calculating Consolidated EBITDA and Consolidated Interest Incurred, (w) the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio will be assumed to have occurred (on a pro forma basis) on the first day of the Reference Period; (x) the Incurrence of any Indebtedness or issuance of Disqualified Capital Stock during the Reference Period or subsequent thereto and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to retire Indebtedness) will be assumed to have occurred (on a pro forma basis) on the first day of such Reference Period; (y) Consolidated Interest Incurred attributable to any Indebtedness being Incurred bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date had been the applicable rate for the entire period, unless the Company or any of its Restricted Subsidiaries is a party to an Interest Swap Obligation (which shall remain in effect for the 12-month period after the Transaction
Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used; and (z) all members of the consolidated group of the Company on the Transaction Date that were acquired during the Reference Period or on or prior to the Transaction Date shall be deemed to be members of the consolidated group of the Company for the entire Reference Period.

  "Consolidated Interest Expense" of the Company for any period means the Interest Expense of the Company and its Restricted Subsidiaries (other than the Company's mortgage lending and asset management segment Restricted Subsidiaries) for such period, determined on a consolidated basis in accordance with GAAP, plus the excess, if any, of Interest Expense over interest income of the Company's mortgage lending Restricted Subsidiaries for such period determined in accordance with GAAP.

  "Consolidated Interest Incurred" of the Company for any period means the Interest Incurred of the Company and its Restricted Subsidiaries (other than the Company's mortgage lending and asset management segment Restricted Subsidiaries) for such period, determined on a consolidated basis in accordance with GAAP, plus the excess, if any, of Interest Expense over interest income of the Company's mortgage lending Restricted Subsidiaries for such period determined in accordance with GAAP.

  "Consolidated Net Assets" of the Company as of any date means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable reserves) on a consolidated basis at the end of the fiscal quarter immediately preceding such date for which financial information is available, as determined in accordance with GAAP, less mortgage collateral, net (if positive), and related net assets (if positive) of the Company's asset management segment, as reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of such fiscal quarter.

  "Consolidated Net Income" of the Company for any period means the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there will be excluded from such net income (to the extent otherwise included therein), without duplication: (i) the net income (or loss) of any Person (other than the Company or a Restricted Subsidiary) in which any Person (including, without limitation, an Unrestricted Subsidiary) other than the Company or a Restricted Subsidiary of the Company has an ownership interest, except to the extent that any such income has actually been received (directly or through one or more Subsidiaries of the Company) by the Company or any Guarantor in the form of cash dividends or cash distributions during such period, but not (when taken together with all other dividends and distributions paid after the Issue Date to the Company or a Wholly Owned Restricted Subsidiary of the Company) in excess of the Company's or the Guarantor's pro rata share of such other Person's aggregate net income after the Issue Date after taking into consideration the class of Capital Stock on which the dividend or distribution has been paid; (ii) net extraordinary gains with respect to CMO-related dispositions, if positive, and all other extraordinary gains (but not extraordinary losses, other than extraordinary losses incurred in connection with the Offering and the application of proceeds therefrom);
(iii) except to the extent includible in Consolidated Net Income pursuant to the foregoing clause (i), the net income (or loss) of any Person that accrued prior to the date that such Person which is an Unrestricted Subsidiary or is acquired by the Company as a Restricted Subsidiary becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries; (iv) during any period that Richmond Homes is not a Wholly Owned Restricted Subsidiary of the Company, the net income of Richmond Homes and its Subsidiaries which are Restricted Subsidiaries, except (up to the amount of the net income of Richmond Homes and its Subsidiaries which are Restricted Subsidiaries) to the extent of cash actually received by the Company, directly or indirectly, from Richmond Homes or its Subsidiaries which are Restricted Subsidiaries that does not constitute a return of capital with respect to the Company's investment in Richmond Homes or its Subsidiaries which are Restricted Subsidiaries contributed after the Issue Date (other than notes issued or increased as consideration for properties acquired by Richmond Homes or its Subsidiaries under certain specific performance contracts to purchase Additional Property (see "Certain Transactions--Richmond Homes, Inc. I and Subsidiaries") existing on the Issue Date) and (v) the deductions for minority interest in the income of Richmond Homes and its Subsidiaries. Notwithstanding the foregoing, in calculating Consolidated Net Income, the Company will be entitled to take into consideration the tax benefits associated with any extraordinary loss, but only to the extent such tax benefits are recognized by the Company in accordance with GAAP.

  "Consolidated Net Worth" of the Company as of any date means the stockholders' equity (including any preferred stock that is classified as equity under GAAP, other than Disqualified Capital Stock) of the Company and its Restricted Subsidiaries on a consolidated basis at the end of the fiscal quarter immediately preceding such date for which financial information is available, as determined in accordance with GAAP, adjusted to exclude the cumulative effect of accounting changes required by GAAP after the Issue Date.

  "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

  "Disqualified Capital Stock" means (i) with respect to any Person, any Capital Stock of such Person or its Subsidiaries that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased by such Person or its Subsidiaries, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due on or prior to the Maturity Date and (ii) with respect to any Restricted Subsidiary of the Company, any Capital Stock (other than (a) Capital Stock owned by the Company or a Wholly Owned Restricted Subsidiary of the Company and (b) common stock with no preferences or privileges and with no redemption or repayment provisions); provided that any Capital Stock which would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control of the Company occurring prior to the final maturity of the Senior Notes will not constitute Disqualified Capital Stock if the change of control provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the "Repurchase of Senior Notes at the Option of the Holder Upon a Change of Control" covenant set forth in the Senior Notes Indenture and such Capital Stock specifically provides that the Company will not repurchase or redeem (or be required to repurchase or redeem) any such Capital Stock pursuant to such provisions prior to the Company's repurchase of Senior Notes pursuant to the "Repurchase of Senior Notes at the Option of the Holder Upon a Change of Control" covenant set forth in the Senior Notes Indenture.

  "Equity Investment" by any Person in any other Person shall mean the acquisition by such Person of capital stock, shares, interests, participations or other ownership interests of such other Person (including any option, warrant or right to acquire any such interest) or the making of any capital contribution by such Person to such other Person.

  "Equity Investor" with respect to any Person means any other Person that has made an Equity Investment in such Person and owns a minority interest in such Person.

  "Excluded Person" means any beneficial holder of 10% or more of any class of common stock of the Company outstanding immediately prior to the Issue Date.

  "GAAP" means generally accepted accounting principles as in effect in the United States applied on a basis consistent with that used in the preparation of the audited financial statements of the Company for the fiscal year ended December 31, 1993.

  "Indebtedness" means, with respect to any Person (without duplication), (i) all liabilities (other than trade payables and accrued expenses Incurred in the ordinary course of business) of such Person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or representing the balance deferred and unpaid of the purchase price of any property or services, (c) evidenced by bankers' acceptances or similar instruments issued or accepted by financial institutions or Interest Swap Obligations (other than those that fix or cap the interest rate on variable rate indebtedness otherwise permitted by the Indenture or that fix the exchange rate in connection with indebtedness denominated in a foreign currency and otherwise permitted by the Senior Notes Indenture, and other than the purchase of hedging transactions in the ordinary course of business), or (d) for the payment of money relating to a Capitalized Lease Obligation; (ii) reimbursement obligations of such Person with respect to letters of credit; (iii) all liabilities of others of the kind described in the preceding clause (i) or (ii) that such Person has guaranteed or that is otherwise its legal liability and all mandatory obligations (including at the option of the holder thereof) to purchase, redeem or acquire any Disqualified Capital Stock; and (iv) all obligations of others secured by a Lien (other than a Permitted Lien) to which the property or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability. The amount of Indebtedness of any Person at any date will be, in the case of clause (iv) (if the Indebtedness referred to therein is not assumed by such Person), the lesser of the (a) fair market value of all assets subject to the Lien securing the Indebtedness of others on the date that the Lien attaches or (b) amount of the Indebtedness secured.

  "Interest Expense" of any Person for any period means, without duplication, the aggregate amount of interest which, in conformity with GAAP, should be set opposite the caption "interest expense" or any like caption on an income statement for such Person (including, without limitation, imputed interest included on Capitalized Lease Obligations, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense) plus, with respect to the Company and its Restricted Subsidiaries, without duplication (including duplication of the foregoing items), amortization of issue costs on Indebtedness (other than Indebtedness payable to a financial institution), all interest included as a component of cost of sales for such period, and all commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations and bankers' acceptance financing, and amortization and expensing of other financing fees and expenses, and all interest actually paid by the Company or a Restricted Subsidiary under any guaranty of Indebtedness (including, without limitation, a guaranty of principal, interest or any combination thereof) of any other Person during such period.

  "Interest Incurred" of any Person for any period means, without duplication, the aggregate amount of interest which, in conformity with GAAP, should be set opposite the caption "interest expense" or any like caption on an income statement for such Person (including, without limitation, imputed interest included on Capitalized Lease Obligations, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense) plus, with respect to the Company and its Restricted Subsidiaries, without duplication (including duplication of the foregoing items), all interest capitalized for such period, amortization of issue costs on Indebtedness (other than Indebtedness payable to a financial institution), all commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations and bankers' acceptance financing, amortization and expensing of other financing fees and expenses, and all interest actually paid by the Company or a Restricted Subsidiary under any guaranty of Indebtedness (including, without limitation, a guaranty of principal, interest or any combination thereof) of any other Person during such period.

  "Interest Swap Obligation" means any obligation of any Person pursuant to any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount; provided that the term "Interest Swap Obligation" shall also include interest rate exchange, collar, swap option, futures contract or other similar agreements providing interest rate protection.

  "Investment" by any Person in any other Person means (without duplication)
(a) the acquisition by such Person (whether for cash, property, services, securities or otherwise) of Capital Stock, bonds, notes, debentures, partnership, or other ownership interests, or other securities of such other Person, (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from such other Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person), except as part of a Related Business in the ordinary course of business with or to any other Person who is not an Affiliate of such Person, (c) the entering into by such Person of any guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of such other Person, or (d) the making of any capital contribution by such Person to such other Person.

  "Issue Date" means the date of first issuance of the Senior Notes under the Senior Notes Indenture.

  "Lien" means any mortgage, lien, pledge, charge, security interest, or other encumbrance of any kind, whether or not filed, recorded, or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest and any option or other agreement to give any security interest).

  "Material Subsidiary" means any Restricted Subsidiary of the Company which accounted for 5% or more of the Consolidated Net Assets as of the end of the fiscal quarter preceding the date of determination for which financial information is available or Consolidated EBITDA of the Company and its Restricted Subsidiaries for the Reference Period, except for Restricted Subsidiaries substantially all of whose assets consist of interests in issuances of CMOs.

  "Net Cash Proceeds" means (i) cash (in U.S. dollars or freely convertible into U.S. dollars) received by the Company or any Restricted Subsidiary from an Asset Sale net of all (a) brokerage commissions, and all other fees and expenses (including, without limitation, fees and expenses of counsel and investment bankers) related to such Asset Sale, (b) provisions for all income and other taxes measured by or resulting from such Asset Sale, (c) payments made to retire Indebtedness where payment of such Indebtedness is required by instruments governing such indebtedness and secured by the assets sold pursuant to and in connection with such Asset Sale, (d) amounts required to be paid to any Person (other than the Company or Subsidiary) owning a legal or beneficial interest in the assets subject to the Asset Sale and (e) appropriate amounts to be provided by the Company or any Restricted Subsidiary thereof, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary thereof, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee, and (ii) all noncash consideration received by the Company or any of its Restricted Subsidiaries from such Asset Sale promptly thereupon liquidated or converted into cash, without duplication, net of all items enumerated in subclauses (a) through (e) of clause (i) hereof.

  "Net Proceeds" means the aggregate net cash proceeds or the aggregate fair market value of property received by the Company or a Restricted Subsidiary of the Company from the sale of Qualified Capital Stock of the Company (other than to a Subsidiary) after payment of reasonable out-of-pocket expenses, commissions and discounts incurred in connection therewith.

  "Non-Recourse Indebtedness" means, with respect to any Person, Indebtedness (or portion thereof) of such Person for which the sole legal recourse for collection of principal, premium, and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness, which property was acquired with the proceeds of such Indebtedness or such Indebtedness was Incurred within 180 days after the acquisition of such property, without any liability on the part of the Company or any Restricted Subsidiary for any deficiency with respect to principal, premium and interest.

  "Permitted Investment" means (i) Investments in Cash Equivalents, (ii) Investments in the Company or in its Wholly Owned Restricted Subsidiaries and Investments by Richmond Homes in Restricted Subsidiaries and Investments in Richmond Homes by its Subsidiaries, (iii) loans or advances made in the ordinary course of business to officers, directors or employees of the Company or any of its Restricted Subsidiaries, (iv) Investments in any receivables or loans taken by the Company or a Subsidiary in connection with the sale of any asset otherwise permitted by the Indenture, (v) Investments in interests in issuances of CMOs, mortgages, mortgage loan servicing or other mortgage related assets, (vi) Investments in contract rights granted by, entitlements granted by, interests in securities issued by, or tangible assets of, political subdivisions or enterprises thereof related to the home building or real estate operations of the Company or its Restricted Subsidiaries, (vii) Investments by the Company or Restricted Subsidiaries in Richmond Homes and its Subsidiaries that are Restricted Subsidiaries so long as Richmond Homes remains a Restricted Subsidiary and such Investment is made in the form of a loan or is evidenced by a note, payable in the amount of such Investment, (viii) Investments made prior to the Issue Date and (ix) Investments in the form of guaranties to the extent such guaranties are permitted to be Incurred under the covenant "Limitations on Incurrence of Additional Indebtedness and Issuances of Disqualified Capital Stock."

  "Permitted Liens" means (i) Liens for taxes, assessments or governmental charges or claims that either (a) are not yet delinquent, (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, or (c) solely encumber property abandoned or in the process of being abandoned and with respect to which there is no recourse to the Company or any Restricted Subsidiary, (ii) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other Liens imposed by law and arising in the ordinary course of business and with respect to amounts that, to the extent applicable, either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress payments, government contracts, utility services and other obligations of like nature in each case incurred in the ordinary course of business of the Company and its Restricted Subsidiaries,
(v) attachment or judgment Liens with respect to judgments or proceedings which, with the passage of time, would not constitute an Event of Default and which are being contested in good faith by appropriate proceedings, (vi) easements, rights-of-way, restrictions and other similar charges, encumbrances or burdens not materially interfering with the ordinary course of business of the Company and its Restricted Subsidiaries, (vii) leases or subleases granted to others not materially interfering with the ordinary course of business of the Company and its Restricted Subsidiaries, (viii) purchase money mortgages (including, without limitation, Capitalized Lease Obligations and purchase money security interests), (ix) Liens on assets securing Refinancing Indebtedness which refinanced Indebtedness that was previously secured by such assets, (x) Liens securing Indebtedness of the Company and its Restricted Subsidiaries Incurred in compliance with the Senior Notes Indenture under clause (g) of "Limitations on Incurrence of Additional Indebtedness and Issuances of Disqualified Capital Stock," (xi) any interest in or title of a lessor to property subject to any Capitalized Lease Obligations incurred in compliance with the provisions of the Senior Notes Indenture, (xii) Liens existing on the date of the Senior Notes Indenture, including without limitation, Liens securing existing Indebtedness, (xiii) any option, contract or other agreement to sell or purchase an asset or participate in the income or revenue derived therefrom; (xiv) Liens securing Non-Recourse Indebtedness of the Company or a Restricted Subsidiary thereof, (xv) Liens on property or assets of any Subsidiary securing Indebtedness of such Subsidiary owing to the Company or one or more Wholly Owned Restricted Subsidiaries, (xvi) Liens with respect to any asset which Lien existed at the time such asset was acquired by the Company or any of its Subsidiaries provided that such Liens only extend to assets that were subject to Liens prior to the acquisition of such asset by such Person, (xvii) any legal right of, or right granted in good faith to, a lender or lenders to which the Company or a Restricted Subsidiary may be indebted to offset against, or appropriate and apply to the payment of, such Indebtedness any and all balances, credits, deposits, accounts or monies of the Company or a Restricted Subsidiary with or held by such lender or lenders, (xviii) any pledge or deposit of cash or property by the Company or any Restricted Subsidiary in conjunction with obtaining surety and performance bonds and letters of credit required to engage in constructing on-site and off-site improvements or as otherwise required by political subdivisions or other governmental authorities in the ordinary course of business or secured indebtedness permitted to be Incurred in compliance with the Senior Notes Indenture under clause

(k) of "Limitations on Incurrence of Additional Indebtedness and Issuances of Disqualified Capital Stock," (xix) Liens in favor of the Trustee arising pursuant to the Indenture, (xx) Liens incurred in the ordinary course of business as security for the Company's or its Restricted Subsidiaries' obligations with respect to indemnification in favor of title insurance providers, (xxi) letters of credit, bonds or other assets pledged to secure insurance in the ordinary course of business, (xxii) Liens on assets securing warehouse lines of credit and other credit facilities to finance the operations of the Company's mortgage lending Restricted Subsidiaries and Liens related to issuances of CMOs and mortgage-related securities, and (xxiii) Liens on property or assets of any Subsidiary of Richmond Homes securing Indebtedness of such Subsidiary owing to Richmond Homes or one or more of its Subsidiaries that is a Restricted Subsidiary or Liens on property or assets of Richmond Homes securing Indebtedness of Richmond Homes to one or more Restricted Subsidiaries and (xxiv) any other Liens, provided that such Liens at any time do not attach to property with fair value, in the aggregate, in excess of $5 million.

  "Person" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

  "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

  "Reference Period" with regard to any Person means the four full fiscal quarters of such Person ended on or immediately preceding any date upon which any determination is to be made pursuant to the terms of the Senior Notes or the Senior Notes Indenture for which financial information is available.

  "Refinancing Indebtedness" means Indebtedness that is an extension, renewal, replacement or refunding permitted to be Incurred by the Indenture but only to the extent that (i) the maximum principal amount of refinancing Indebtedness (or, if such refinancing Indebtedness does not require cash payments prior to maturity or is otherwise issued at a discount, the original issue price of such refinancing indebtedness) permitted may not exceed the lesser of (x) the principal amount of the Indebtedness being extended, renewed, replaced or refunded plus reasonable financing fees and other associated reasonable out-of-pocket expenses (collectively, "Refinancing Fees"), or (y) if such Indebtedness being extended, renewed, replaced, or refunded was issued at an original issue discount, the original issue price, plus amortization of the original issue discount at the time of the Incurrence of the refinancing indebtedness plus Refinancing Fees, (ii) except with respect to Indebtedness Incurred to finance the acquisition, holding and/or development of real property and related appurtenances and the construction of improvements thereon and Incurred in the ordinary course of business and in compliance with the terms of the Senior Notes Indenture, the refinancing Indebtedness has a Weighted Average Life and a final maturity that is equal to or greater than the Indebtedness being extended, renewed, replaced or refunded at the time of such extension, renewal, replacement or refunding, (iii) the refinancing Indebtedness shall rank with respect to the Senior Notes to an extent no less favorable in respect thereof to the Holders than the Indebtedness being refinanced, (iv) refinancing Indebtedness Incurred by a Restricted Subsidiary shall only be used to refinance Indebtedness of such Subsidiary notwithstanding that there shall be other Persons contingently liable with respect to such Subsidiary Indebtedness being refinanced and (v) any Indebtedness described by clause (b) of the first paragraph of the covenant as described under the caption "Limitation on Issuance of Additional Indebtedness and Issuances of Disqualified Capital Stock," is repaid with the Net Cash Proceeds from Asset Sales in accordance with the procedures described under "Limitation on Asset Sales," such Indebtedness may not be reincurred.

  "Related Business" means any line or lines of business or business activity reasonably related to (x) the real estate business or (y) a business segment of the Company and its Restricted Subsidiaries conducted on the Issue Date.

  "Restricted Investment" means any direct or indirect Investment with respect to any Person by the Company or any Restricted Subsidiary of the Company other than a Permitted Investment.

  "Restricted Payment" means, with respect to any Person, (i) any dividend or other distribution on shares of Capital Stock of the Company or any Restricted Subsidiary, (ii) any payment on account of the purchase, redemption or other acquisition or retirement for value, or any payment in respect of any amendment (in anticipation of or in connection with any such retirement, acquisition or defeasance) in whole or in part, of any shares of Capital Stock of the Company or any Restricted Subsidiary, (iii) any defeasance, redemption, repurchase, or other acquisition or retirement for value, or any payment in respect of any amendment (in anticipation of or in connection with any such retirement, acquisition, or defeasance), in whole or in part, of any Indebtedness of the Company or a Restricted Subsidiary that is subordinate in right of payment to the Senior Notes or the respective Guarantees, as the case may be, but only if such defeasance, redemption, repurchase or other acquisition or retirement is made prior to the scheduled payment on such Indebtedness and (iv) any Restricted Investment; provided, however, that the term "Restricted Payment" does not include (a) any dividend, distribution, or other payment on shares of Capital Stock of the Company or a Subsidiary of the Company solely in shares of Qualified Capital Stock of the Company, (b) any dividend, distribution, or other restricted payment to the Company or any of its Wholly Owned Restricted Subsidiaries by any of its Subsidiaries, provided that Subsidiaries of Richmond Homes may pay dividends or make distributions to Richmond Homes or any other Restricted Subsidiary, (c) the purchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of a Subsidiary owned by the Company, (d) any defeasance, redemption, repurchase or other acquisition or retirement for value, in whole or in part, of (x) Indebtedness of the Company payable solely in shares of Capital Stock or Subordinated Indebtedness of the Company, (y) Indebtedness or Disqualified Capital Stock of a Restricted Subsidiary payable solely in shares of Capital Stock of the Company or such Restricted Subsidiary or Subordinated Indebtedness of the Company, or (z) Indebtedness of the Company subordinated to the Senior Notes owed to its Restricted Subsidiaries, or (e) any defeasance, redemption, repurchase, or other acquisition or retirement for value, in whole or in part, of Indebtedness of the Company or a Restricted Subsidiary that is subordinate in right of payment to the Senior Notes and is existing on the Issue Date.

  "Restricted Subsidiary" means each of the Subsidiaries of the Company which is not an Unrestricted Subsidiary.

  "Subordinated Indebtedness" means Indebtedness of the Company which is subordinated in right of payment to the prior payment in full, including all payment of principal, premium and all accrued interest (and post-petition interest) on and all other amounts owing in connection with the Senior Notes and which has a scheduled payment date which is after the final maturity date of the Senior Notes.

  "Subsidiary" of any Person means (i) any (A) corporation of which at least a majority of the aggregate voting power of all classes of Capital Stock is directly or indirectly beneficially owned by such Person, and (B) entity other than a corporation of which such Person directly or indirectly beneficially owns at least a majority of the Capital Stock, (ii) in the case of the Company, Richmond Homes and its Subsidiaries for so long as the Company is required to consolidate Richmond Homes and its Subsidiaries in its financial statements in accordance with GAAP, and (iii) any Person (other than political subdivisions or enterprises thereof or governmental agencies) required to be consolidated for financial accounting purposes in accordance with GAAP. To the extent Richmond Homes becomes, and for so long as Richmond Homes remains, a Wholly Owned Restricted Subsidiary of the Company, all references in the Senior Notes Indenture to Wholly Owned Restricted Subsidiaries of the Company shall include Richmond Homes and its Wholly Owned Restricted Subsidiaries.

  "Unrestricted Subsidiary" means each of the Subsidiaries of the Company so designated by a resolution adopted by the Board of Directors of the Company as provided below and whose creditors have no direct or indirect recourse (including, without limitation, no recourse with respect to the payment of principal or interest on Indebtedness of such Subsidiary) to the Company or a Restricted Subsidiary. The Board of Directors of the Company may designate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (i) any such redesignation will be deemed to be an Incurrence by the Company and its Restricted Subsidiaries of the Indebtedness (if any) of such redesignated Subsidiary for purposes of the Senior Notes

Indenture as of the date of such redesignation, and (ii) immediately after giving effect to such redesignation and the Incurrence of any such additional Indebtedness, the Company and its Restricted Subsidiaries could incur $1 of additional Indebtedness pursuant to the second paragraph under the caption, "Limitation on Issuances of Additional Indebtedness and Issuances of Disqualified Capital Stock." Subject to the foregoing, the Board of Directors of the Company also may designate any Restricted Subsidiary to be an Unrestricted Subsidiary; provided that (i) a Restricted Payment will be deemed to be made at the time of such designation and such designation will reduce the amount available for Restricted Payments under the "Limitations on Restricted Payments" covenant set forth in the Senior Notes Indenture to the extent of the amount of stockholders' equity of the Subsidiary being designated an Unrestricted Subsidiary on a stand-alone basis, and (ii) immediately after giving effect to such designation and reduction of amounts available for Restricted Payments under the Senior Notes Indenture, the Company and its Restricted Subsidiaries could incur $1 of additional Indebtedness pursuant to the second paragraph under the caption "Limitation on Incurrence of Additional Indebtedness and Issuances of Disqualified Capital Stock." Notwithstanding the foregoing, the Company may at any time, but only once with regard to a specific Subsidiary, designate a Restricted Subsidiary to be an Unrestricted Subsidiary. Any such designation or redesignation by the Board of Directors of the Company will be evidenced to the Trustee by the filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation or redesignation and an Officers' Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth the underlying calculations of such Officers' Certificate.

  "Voting Stock" means Capital Stock of the Company having generally the right to vote in the election of the directors of the Company.

  "Weighted Average Life" means, as of the date of determination, with respect to any debt instrument, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such debt instrument multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

  "Wholly Owned Restricted Subsidiary" of any Person means (i) a Subsidiary (which, with respect to the Company, is a Restricted Subsidiary), of which 100% of the common equity (except for (x) directors' qualifying shares, (y) certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose and (z) shares required by law to be owned by an individual holding a real estate broker license as a condition to such Subsidiary being licensed as a real estate broker, but which interest is not in excess of what is required for such purpose) is owned directly by such Person or through one or more Wholly Owned Restricted Subsidiaries of such Person, or
(ii) any entity other than a corporation in which such Person, directly or indirectly, owns all of the common equity of such entity.

COVENANTS

  The Senior Notes Indenture contains, among others, the following covenants:

  Repurchase of Senior Notes at the Option of the Holder Upon a Change of Control. In the event that a Change of Control (as defined below) has occurred, each Holder will have the right, at such Holder's option, subject to the terms and conditions of the Indenture, to require the Company to repurchase all or any part of such Holder's Senior Notes (provided that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on the date that is no later than 60 Business Days (unless later required by applicable law) after the occurrence of such Change of Control (the "Change of Control Payment Date"), at a cash price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any (the "Change of Control Purchase Price"), to the Change of Control Payment Date.

  The Company shall notify the Trustee within 10 Business Days after the Company knows or reasonably should know as a result of a public filing of the occurrence of each Change of Control. Within 20 Business

Days after the Company knows or reasonably should know as a result of a public filing of the occurrence of each Change of Control, the Company will make an unconditional offer (a "Change of Control Offer") to all Holders of Senior Notes to purchase all of the Senior Notes at the Change of Control Purchase Price by sending written notice of a Change of Control Offer, by first class mail, to each Holder at its registered address, with a copy to the Trustee. The notice to Holders will contain all instructions and materials required by applicable law and will contain or make available to Holders other information material to such Holders' decision to tender Senior Notes pursuant to the Change of Control Offer.

  On or before the Change of Control Payment Date, the Company will (i) accept for payment Senior Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest) of all Senior Notes so tendered and (iii) deliver to the Trustee Senior Notes so accepted together with an Officers' Certificate listing the Senior Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to the Holders of Senior Notes so accepted payment in an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest), and the Trustee will promptly authenticate and mail or deliver to such Holders a new Senior Note equal in principal amount to any unpurchased portion of the Senior Note surrendered. Any Senior Notes not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

  "Change of Control" means (i) any sale, transfer or other conveyance (other than to the Company or a wholly owned Subsidiary), whether direct or indirect, of all or substantially all of the assets of the Company, on a consolidated basis, to any "person" or "group" in one transaction or a series of related transactions, provided that a transaction where the holders of all classes of Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, 50% or more of the aggregate voting power of all classes of Voting Stock of such "person" or "group" immediately after such transaction will not be a Change of Control, or (ii) any "person" or "group," other than the Management Group (as defined below) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power of the Voting Stock then outstanding. The "Management Group" shall consist of at least a majority of the executive officers of the Company as of the date of the Senior Notes Indenture (see "Management"), members of their immediate families, certain trusts for their benefit, and legal representatives of, or heirs, beneficiaries or legatees receiving Common Stock (or securities convertible or exchangeable for Common Stock) under any such person's estate.

  The term "all or substantially all of the assets" is likely to be interpreted by reference to state law at the time applicable and will be dependent on the facts and circumstances existing at such time.

  For the purpose of this definition, (i) the terms "person" and "group" shall have the meanings used for purposes of Rules 13d-3 and 13d-5 of the Exchange Act, whether or not applicable; provided that no Excluded Person and no person or group controlled by Excluded Persons shall be deemed to be a "person" or "group" and (ii) the term "beneficial owner" shall have the meaning used in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or upon the occurrence of certain events.

  The Change of Control purchase feature of the Senior Notes may make more difficult or discourage a takeover of the Company, and, thus, the removal of incumbent management. To the extent applicable and if required by law, the Company will comply with Section 14 of the Exchange Act and the provisions of Regulation 14E and any other tender offer rules under the Exchange Act and other securities laws, rules and regulations which may then be applicable to any offer by the Company to purchase the Senior Notes at the option of Holders upon a Change of Control.

  Limitation on Incurrence of Additional Indebtedness and Issuances of Disqualified Capital Stock. The Indenture provides that neither the Company nor any Restricted Subsidiary may, directly or indirectly, create, incur, assume, guarantee, or otherwise become liable for (to "Incur" or, as appropriate, an "Incurrence"), any Indebtedness or issue any Disqualified Capital Stock (other than Capital Stock of a Restricted Subsidiary of the Company issued to the Company or a Wholly Owned Restricted Subsidiary of the Company), except (a) Non-Recourse Indebtedness incurred in the ordinary course of a Related Business; (b) Indebtedness evidenced by the Notes pursuant to the Indentures relating thereto; (c) Indebtedness of the Company solely to any Restricted Subsidiary of the Company, or Indebtedness of any Restricted Subsidiary of the Company solely to the Company or to any Restricted Subsidiary of the Company, provided that (i) any such Indebtedness of the Company (other than to the Company's mortgage lending and asset management subsidiaries) is subordinate and junior in right of payment to the Senior Notes, (ii) neither the Company nor any Restricted Subsidiary of the Company shall become liable to any Person with respect to such Indebtedness other than the Company or a Restricted Subsidiary of the Company and (iii) such Indebtedness of the Company to Richmond Homes and its Subsidiaries shall otherwise comply with the terms of the Senior Notes Indenture; (d) the Company or any Restricted Subsidiary may Incur Refinancing Indebtedness as an extension, renewal, replacement or refunding of any of the Indebtedness permitted to be Incurred by clause (b) above, this clause (d), clause (f), clause (g) or the immediately following paragraph; (e) Indebtedness Incurred solely in respect of performance, completion, guarantee and similar bonds and similar purpose undertakings and Indebtedness under any earnest money notes, tenders, bids, leases, statutory obligations, surety and appeal bonds, progress statements, government contracts, letters of credit, escrow agreements and other obligations of like nature and deposits made to secure performance of any of the foregoing, in each case in the ordinary course of business in connection with the Company's consolidated real estate and mortgage lending activities; (f) Indebtedness outstanding on the Issue Date; (g) Indebtedness of the Company or its Restricted Subsidiaries Incurred to finance the acquisition, holding and/or development of real property and related appurtenances and the construction of improvements, including homes, thereon in the ordinary course of business of the Company or any of its Restricted Subsidiaries to the extent such Indebtedness may be Incurred pursuant to the following paragraph; (h) (x) Indebtedness which represents the assumption by the Company or a Guarantor of Indebtedness of a Guarantor, provided that neither the Company nor a Guarantor may assume Indebtedness of a Guarantor that is subordinate in right of payment to the Guaranty of such Guarantor unless such Indebtedness when assumed by the Company or the Guarantor, as applicable, is subordinate in right of payment to the Senior Notes or the Guaranty of the Guarantor assuming the Indebtedness, and (y) Indebtedness of a Guarantor represented by guarantees in respect of Indebtedness of the Company or another Guarantor permitted to be Incurred pursuant to the Senior Notes Indenture and Indebtedness of the Company represented by guaranties in respect of Indebtedness of a Guarantor permitted to be Incurred pursuant to the Senior Notes Indenture, provided that to the extent the Company or a Guarantor guaranties Indebtedness that is subordinated in right of payment to the Senior Notes or the Guaranty, as the case may be, then the guarantee with respect to such subordinated Indebtedness shall be subordinated in right of payment to the Senior Notes or the Guaranty, as applicable; (i) Capitalized Lease Obligations; (j) Indebtedness under warehouse lines of credit, repurchase agreements and Indebtedness secured by mortgage loan servicing of mortgage lending Subsidiaries in the ordinary course of a mortgage lending business; (k) obligations for, pledge of assets in respect of, and guaranties of, bond financings of political subdivisions or enterprises thereof in the ordinary course of business of the Company and its Restricted Subsidiaries; (l) Indebtedness secured by mortgages and mortgage-related assets and Indebtedness representing all mortgage-related liabilities in the ordinary course of the Company's mortgage lending and asset management business; and (m) Disqualified Capital Stock of Restricted Subsidiaries outstanding on the Issue Date and which may from time to time be issued as required by laws governing the Company's consolidated real estate business. In addition, the mere extension of the term of the lender commitments to extend credit or funds to the Company or any of its Subsidiaries pursuant to a revolving credit agreement or similiar arrangement shall not be deemed to be an Incurrence of Indebtedness.

  Notwithstanding the foregoing provisions of this covenant, the Company may Incur Indebtedness or Acquired Indebtedness (as defined below) or issue Disqualified Capital Stock, and a Restricted Subsidiary may incur Indebtedness described in clause (g) above, if, at the time such Indebtedness is Incurred or such Disqualified Capital Stock is issued, (A) no Default or Event of Default shall have occurred and be continuing, or would occur after giving effect to such transaction, and (B) immediately after giving effect thereto (without duplication) on a pro forma basis, either (x) the Consolidated Fixed Charge Coverage Ratio of the Company on the date of such Incurrence or issuance is at least equal to 1.5 to 1 or (y) the ratio of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis on the date of such Incurrence or issuance (excluding for purposes of such calculation other Indebtedness specifically permitted to be Incurred pursuant to the foregoing paragraph of this covenant, other than with respect to clause (g) thereof) to Consolidated Net Worth of the Company is less than
(i) 3.25 to 1, if such determination is made on and after the Issue Date and on or prior to December 31, 1994, (ii) 3.375 to 1, if such determination is made on and after January 1, 1995 and on or prior to December 31, 1995, and (iii)
3.5 to 1, if such determination is made on January 1, 1996 and thereafter.

  Indebtedness Incurred and Disqualified Capital Stock issued by any Person that is not a Restricted Subsidiary of the Company, which Indebtedness or Disqualified Capital Stock is outstanding at the time such Person becomes a Restricted Subsidiary of the Company, or is merged into or consolidated with, the Company or a Restricted Subsidiary of the Company ("Acquired Indebtedness") shall be deemed to have been Incurred or issued, as the case may be, at the time such Person becomes a Restricted Subsidiary of the Company, or is merged into or consolidated with the Company or a Restricted Subsidiary of the Company.

  Limitation on Restricted Payments. The Senior Notes Indenture provides that neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, make any Restricted Payment, if, after giving effect thereto on a pro forma basis, (a) the Consolidated Fixed Charge Coverage Ratio of the Company on the last day of the Reference Period is less than 1.5 to 1, (b) a Default or an Event of Default would occur or be continuing, or (c) the aggregate amount of all Restricted Payments made by the Company and its Restricted Subsidiaries, including such proposed Restricted Payment (if not made in cash, then the fair market value of any property used therefor) from and after the Issue Date and on or prior to the date of such Restricted Payment, shall exceed the sum of (i) 50% of Consolidated Net Income of the Company accrued for the period (taken as one accounting period), commencing with the first full fiscal quarter which commenced after the Issue Date, to and including the fiscal quarter ended immediately prior to the date of each calculation (or, in the event Consolidated Net Income is a deficit, then minus 100% of such deficit), plus (ii) 100% of the amount of any Indebtedness of the Company or a Restricted Subsidiary that is converted into or exchanged for Qualified Capital Stock of the Company, plus (iii) 100% of the aggregate amounts received by the Company or any Restricted Subsidiary upon the return (including by way of dividend and any release of any guaranty) of any Investment but only to the extent (x) not included in Consolidated Net Income of the Company and (y) that the making of such Investment constituted a Restricted Investment made pursuant to the Indenture, plus (iv) unless accounted for pursuant to clause (ii) above, 100% of the aggregate Net Proceeds received by the Company from the sale (other than to a Subsidiary of the Company) of its Qualified Capital Stock after the Issue Date and on or prior to the date of such Restricted Payment.

  Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph will not prohibit (A) the payment of any dividend within 60 days after the date of its declaration if such dividend could have been made on the date of its declaration in compliance with the foregoing provisions, (B) the payment of cash dividends or other distributions to any Equity Investor or joint venture participant of a Restricted Subsidiary of the Company (in each case other than the Company or a Restricted Subsidiary of the Company) with respect to a class of Capital Stock of such Restricted Subsidiary of the Company owned by such Equity Investor so long as the Company or its Restricted Subsidiaries simultaneously receive a dividend or distribution with respect to their Investment in such Restricted Subsidiary either in U.S. Legal Tender or the same form as the dividend or distribution received by such Equity Investor or joint venture participant and in proportion to their proportionate interest in the same class of Capital Stock of such Restricted Subsidiary, as the case may be, (C) acquisitions or other retirement for value of, shares of Capital Stock pursuant to the Base Assets Purchase Agreement and the Option Agreement with Messrs. Mizel and

Mandarich, (D) the retirement of Capital Stock of the Company or the retirement of Indebtedness of the Company, in exchange for or out of the proceeds of a substantially concurrent sale (other than a sale to a Subsidiary of the Company) of, other shares of its Capital Stock (other than Disqualified Capital Stock) and the retirement of Capital Stock or Indebtedness of a Restricted Subsidiary of the Company in exchange for or out of the proceeds of a substantially concurrent sale of its Capital Stock (other than Disqualified Capital Stock), (E) the payment of cash dividends on, and acquisitions or other retirement for value of, shares of Capital Stock of Restricted Subsidiaries required to be held by employees thereof in accordance with the laws governing the Company's consolidated real estate business in the ordinary course of business, (F) Investments in joint ventures which are Restricted Subsidiaries,
(G) Restricted Payments not otherwise permitted above up to (x), with respect to the period from the Issue Date to and including December 31, 1994, up to $20,000,000 in the aggregate from the Issue Date through December 31, 1994, (y) with respect to the period from January 1, 1995 to and including December 31, 1995, up to $40,000,000 in the aggregate from the Issue Date through December 31, 1995, and (z) with respect to the period from January 1, 1996 and thereafter, up to $50,000,000 in the aggregate from the Issue Date, provided that such Restricted Payments made under this clause (G) shall not be in the form of cash dividends. The declaration or payment of each dividend paid in accordance with this paragraph (other than pursuant to clause (B), (E) or (G)) shall be counted for purposes of computing amounts expended pursuant to clause
(c) in the immediately preceding paragraph.

  Maintenance of Consolidated Net Worth. The Senior Notes Indenture provides that if the Company's Consolidated Net Worth at the end of each of any two consecutive fiscal quarters (the last day of the second such fiscal quarter being referred to as a "Deficiency Date") is less than $100,000,000 (the "Minimum Consolidated Net Worth"), then the Company shall, no later than 60 days after a Deficiency Date (or 120 days if a Deficiency Date is also the end of the Company's fiscal year), offer to purchase (a "Net Worth Offer") 10% of the principal amount of Senior Notes originally issued under the Senior Notes Indenture (or such lesser amount as may be outstanding at the time the Net Worth Offer is made) (the "Offer Amount") at a purchase price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest to the purchase date. The Net Worth Offer shall remain open for a period of 20 Business Days following its commencement and no longer, unless a longer period is required by law (the "Offer Period"). Promptly after the termination of the Offer Period (the "Payment Date"), the Company shall purchase and mail or deliver payment for the Offer Amount of Senior Notes tendered, pro rated over such tendered Senior Notes to the nearest $1,000 principal amount, or, if less than the Offer Amount has been tendered, all Senior Notes tendered in response to the Net Worth Offer. In no event shall the Company's failure to meet the Minimum Consolidated Net Worth at the end of any fiscal quarter be counted towards the making of more than one Net Worth Offer. The principal amount of Senior Notes to be purchased pursuant to a Net Worth Offer may be reduced by the principal amount of Senior Notes acquired by the Company subsequent to the Deficiency Date and surrendered to the Trustee for cancellation through purchase or redemption (other than pursuant to a Change of Control Offer). Any Net Worth Offer shall be conducted in compliance with applicable tender offer rules, including Section 14(e) of the Exchange Act and Rule 14e-1 thereunder.

  Limitation on Restricting Restricted Subsidiary Dividends. The Senior Notes Indenture provides that neither the Company nor any of its Restricted Subsidiaries may, directly or indirectly, create, assume or suffer to exist any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to pay dividends or make other distributions on the Capital Stock of any Restricted Subsidiary of the Company or pay any obligation to the Company or any of its Restricted Subsidiaries or otherwise transfer assets or make or pay loans or advances to the Company or any of its Restricted Subsidiaries, except encumbrances and restrictions existing under or contained in (i) the Senior Notes Indenture and the Senior Notes or Refinancing Indebtedness incurred to refinance the Senior Notes; provided that in the case the Senior Notes are refinanced in part, such encumbrances and restrictions are no more restrictive than those contained in the Senior Notes Indenture as in effect on the Issue Date, (ii) applicable law, (iii) any agreement relating to the financing of the acquisition, development or construction of real or tangible personal property after the Issue Date, which encumbrance or restriction relates only to the transfer of the property so acquired, (iv) any agreement of a Person acquired by the Company or a Restricted Subsidiary of the Company, which restrictions existed at the time of acquisition, were not put in place in anticipation of such acquisition and are not applicable to any Person or property other than the Person or any property of the Person so acquired, (v) reasonable and customary covenants set forth in credit agreements evidencing Indebtedness permitted by clauses (g), (j) and (l) of the covenant under the caption "Limitation on the Incurrence of Additional Indebtedness and Issuances of Disqualified Capital Stock" (including, but not limited to, covenants limiting (x) dividends to a certain percentage of the net income of such Restricted Subsidiary, (y) distributions after the occurrence of a default under such Indebtedness and (z) transfers of assets by such Restricted Subsidiary), (vi) covenants or restrictions contained in instruments evidencing or securing existing Indebtedness of the Company or any of its Restricted Subsidiaries as in effect on the date of the Senior Notes Indenture, provided that any restrictions or encumbrances relating to or that arise under Refinancing Indebtedness are not more restrictive than those under the agreement creating or evidencing the Indebtedness being refunded or refinanced thereby, (vii) any agreement restricting the sale or other disposition of properties securing Indebtedness permitted by the Senior Notes Indenture if such agreement does not expressly restrict the ability of a Restricted Subsidiary of the Company to pay dividends or make loans or advances to the Company, (viii) restrictions or encumbrances contained in any security agreements permitted by the Senior Notes Indenture securing Indebtedness permitted by the Senior Notes Indenture to the extent that such restrictions or encumbrances restrict the transfer of assets subject to such security agreement, and (ix) any restrictions or encumbrances with respect to a Restricted Subsidiary of the Company imposed pursuant to an agreement which has been entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary or such an agreement which has been entered into for the sale or disposition of assets of the Company to the extent otherwise permitted by the Senior Notes Indenture, as applicable only to such assets or Capital Stock to be sold. Notwithstanding the foregoing, customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business shall not be considered a restriction on the ability of the applicable Restricted Subsidiary to transfer such agreement or assets, as the case may be.

  Limitation on Transactions with Affiliates. The Senior Notes Indenture provides that neither the Company nor any of its Subsidiaries may, make any loan, advance, guaranty or capital contribution to or for the benefit of, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of any Affiliate which transaction involves or has a value in excess of $250,000 (each an "Affiliate Transaction"), except for permitted Restricted Payments and transactions made in good faith, the terms of which are at least as favorable as the terms which could be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis with Persons who are not Affiliates.

  Notwithstanding the foregoing, (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions with an aggregate value in excess of $1,000,000 , such transaction must first be approved, by a majority of the independent directors of the Board of Directors of the Company pursuant to a Board Resolution, on terms which are at least as favorable as the terms which could be obtained on an arm's length basis with persons who are not Affiliates and (b) with respect to any Affiliate Transaction or related series of Affiliate Transactions with an aggregate value in excess of $10,000,000, the Company must first obtain a favorable written opinion from an independent financial advisor of national reputation as to the fairness from a financial point of view of such transaction to the Company or such Subsidiary, as the case may be.

  Notwithstanding the foregoing, Affiliate Transactions shall not include (i) transactions exclusively between or among the Company and its Wholly Owned Restricted Subsidiaries, (ii) Restricted Payments otherwise excluded from such covenant pursuant to clauses (B), (C) and (F) (in the case of clause (F), only to the extent such Affiliate Transaction constitutes a capital contribution to an entity upon its formation for the sole purpose of capitalizing such entity) thereof, (iii) transactions in which the sole Participants are Wholly Owned Restricted Subsidiaries of the Company or transactions between the Company and its Wholly Owned Restricted Subsidiaries permitted by the provisions of the covenant under the caption "Limitation on Merger, Sale or Consolidation," (iv) any contract, agreement or understanding with, or for the benefit of, or planned for the benefit of, employees of the Company or any Subsidiaries (in their capacity as such) that has been approved by the Board of Directors, (v) Capital Stock issuances to members of the Board of Directors, officers and employees of the Company or its Subsidiaries pursuant to plans approved by the stockholders of the Company or the respective Subsidiary, (vi) home sales and readily marketable mortgage loans to employees, officers and directors of the Company and Subsidiaries in the ordinary course of business, (vii) payment of regular fees and reimbursement of expenses to directors of the Company who are not employees of the Company and wages and other compensation to officers of the Company or any of its Restricted Subsidiaries, (viii) contractual arrangements in effect on the Issue Date and renewals and extensions thereof not involving modifications adverse to the Company or any Restricted Subsidiary or (ix) normal banking relationships with an Affiliate on an arm's length basis.

  Limitation on Asset Sales. The Senior Notes Indenture provides that, subject to the "Limitation on Merger, Sale or Consolidation" covenant, neither the Company nor any of its Restricted Subsidiaries may, directly or indirectly, consummate an Asset Sale, unless the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (reasonably evidenced by a good faith resolution of the Board of Directors) of the assets sold or otherwise disposed of, provided that the aggregate fair market value of the consideration received from any Asset Sale that is not in the form of cash or Cash Equivalents will not, when aggregated with the fair market value of all other noncash consideration received by the Company and its Restricted Subsidiaries from all previous Asset Sales since the date of the Senior Notes Indenture that has not been converted into cash or Cash Equivalents, exceed 10% of the Consolidated Net Assets of the Company at the time of the Asset Sale under consideration; and, provided, further, however, that the amount of (x) any liabilities of the Company or any Restricted Subsidiary (other than liabilities that are incurred in connection with or in contemplation of such Asset Sale) that are assumed by the transferee of any such assets and (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are promptly converted by the Company or such Restricted Subsidiary into cash, shall be deemed to be cash (to the extent of the cash received) for purposes of this provision.

  The Senior Notes Indenture requires that within one year after any Asset Sale, the Company (or such Restricted Subsidiary, as the case may be) shall apply 100% of the Net Cash Proceeds from such Asset as follows: (A) to repay any outstanding Guarantor Senior Indebtedness or other senior Indebtedness of the Company, provided that the Company repay secured Indebtedness that is otherwise pari passu with the Senior Notes only to the extent of the lesser of the amount of such Indebtedness and the fair value of the property securing such Indebtedness and, provided, further, that the Company may repay unsecured Indebtedness that is pari passu in right of payment with the Senior Notes only if the Company shall, prior to or simultaneously therewith, make an irrevocable, unconditional offer to Holders of the Senior Notes to purchase such Senior Notes on a pro rata basis in an amount equal to the Net Cash Proceeds from such Asset Sale multiplied by a fraction, the numerator of which is the principal amount of the Senior Notes then outstanding and the denominator of which is the principal amount of the Senior Notes then outstanding plus the aggregate amount of outstanding unsecured Indebtedness other than the Senior Notes ranking pari passu in right of payment with the Senior Notes that is to be repaid with such Net Cash Proceeds and, provided, further, that the Company shall not be required to offer to repurchase the Senior Notes unless the amount available for such repurchase is at least $20,000,000; or (B) to replace the properties and assets that were the subject of the Asset Sale, or to acquire or improve properties and assets that (as determined by the Board of Directors of the Company,) will be used in a Related Business of the Company or its Restricted Subsidiaries, provided that if an Asset Sale consists of the sale or other disposition of all or substantially all of the assets of a Guarantor or Pledged Subsidiary, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of a Guarantor or Pledged Subsidiary owned directly or indirectly by the Company, with or to any Person not an Affiliate of the Company, then, notwithstanding the foregoing in this clause (B) to the contrary, the Net Cash Proceeds resulting from such Asset Sale shall be applied to acquire or improve the properties and assets of a Related Business of a Guarantor, Pledged Subsidiary or the Company.

  The Senior Notes Indenture will also provide that, notwithstanding the foregoing, to the extent the Company or any of its Restricted Subsidiaries receives securities or other noncash property or assets as proceeds of an Asset Sale, the Company will not be required to make any application of such noncash proceeds as described in the immediately preceding paragraph until it receives cash or cash equivalent proceeds from a sale, repayment, exchange, redemption or retirement of or extraordinary cash dividend or return of capital on, such noncash property. Any amounts deferred pursuant to the preceding sentence will be applied as described in the immediately preceding paragraph when cash proceeds are thereafter received from a sale, repayment, exchange, redemption or retirement of or an extraordinary cash dividend or return of capital on such noncash property.

  The Senior Notes Indenture also provides that to the extent the Company is required to make an offer to purchase the Senior Notes pursuant to this covenant (an "Asset Sale Offer"), the Company will so notify the Trustee in writing by delivery of an Officers' Certificate and will offer to purchase from all Holders, and will purchase from Holders accepting such Asset Sale Offer on the date fixed for the closing of such Asset Sale Offer (the "Asset Sale Offer Date"), the maximum principal amount (expressed as a multiple of $1,000) of Senior Notes that may be purchased out of the Net Cash Proceeds, at an offer price (the "Asset Sale Offer Price") in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the Asset Sale Offer Date, in accordance with the procedures as described below. To the extent that the aggregate amount of Senior Notes tendered pursuant to an Asset Sale Offer is less than the Net Cash Proceeds relating thereto, then the Company may use such Excess Proceeds, or a portion thereof, for general corporate purposes. Upon completion of an Asset Sale Offer, the amount of Net Cash Proceeds will be reset to zero.

  The Senior Notes Indenture also provides that:

    (a) In the event the aggregate principal amount of Senior Notes surrendered by Holders exceeds the amount of Net Cash Proceeds available to such Holders, the Company will select the Senior Notes to be purchased on a pro rata basis from all Senior Notes so surrendered, with such adjustments as may be deemed appropriate by the Company so that only Senior Notes in denominations of $1,000, or integral multiples thereof, will be purchased. Holders whose Senior Notes are purchased only in part will be issued new Senior Notes equal in principal amount to the unpurchased portion of the Senior Notes surrendered.

    (b) Not later than one Business Day prior to the Asset Sale Offer Date in connection with which the Asset Sale Offer is being made, the Company will
  (i) accept for payment Senior Notes or portions thereof tendered pursuant to the Asset Sale Offer (on a pro rata basis if required pursuant to the Indenture), (ii) deposit with the Paying Agent money sufficient, in immediately available funds, to pay the purchase price of all Senior Notes or portions thereof so accepted, and (iii) deliver to the Paying Agent an Officers' Certificate identifying the Senior Notes or portions thereof accepted for payment by the Company. The Paying Agent will promptly mail or deliver to Holders so accepted payment in an amount equal to the Asset Sale Offer Price of the Senior Notes purchased from each such Holder. Any Senior Notes not so accepted will be promptly mailed or delivered by the Paying Agent at the Company's expense to the Holder thereof.

  Any Asset Sale Offer will be conducted by the Company in compliance with applicable law, including, without limitation, Section 14(e) of the Exchange Act and Rule 14e-1 thereunder, if applicable.

  Limitations on Liens. The Senior Notes Indenture provides that the Company may not and may not permit any Restricted Subsidiary to, directly or indirectly, incur, or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets, whether now owned or hereafter acquired.

  Limitations on Line of Business. The Senior Notes Indenture provides that (a) neither the Company nor any of its Restricted Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than in connection with a Related Business and (b) until such time as the Company owns at least 80% of the outstanding common stock of Richmond Homes, Richmond Homes shall not, nor shall it permit any of its Subsidiaries that are Restricted Subsidiaries to, engage, directly or indirectly, in any line or lines of business activity other than in the State of Colorado (excluding any property owned by Richmond Homes or its Subsidiaries outside of Colorado on the Issue
Date).

  Limitation on Status as Investment Company. The Senior Notes Indenture prohibits the Company and its Restricted Subsidiaries from becoming "investment companies" (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment Company Act.

LIMITATION ON MERGER, SALE OR CONSOLIDATION

  The Senior Notes Indenture provides that neither the Company nor any Guarantor may consolidate with or merge with or into another Person or, directly or indirectly, sell, lease or convey all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless (i) either (a) the Company or Guarantor, as the case may be, is the continuing corporation or (b) the resulting, surviving or transferee entity is a corporation or partnership organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company or such Guarantor, as the case may be, under the Senior Notes and the Senior Notes Indenture or the respective Guarantee; (ii) no Default or Event of Default shall exist or shall occur immediately before or after giving effect to such transaction;
(iii) immediately after giving effect to such transaction on a pro forma basis, the net worth of the surviving or transferee entity on a stand-alone basis is at least equal to the net worth of the Company or such Guarantor, as the case may be, on a stand-alone basis immediately prior to such transaction; and (iv) the Company or the surviving or transferee entity thereof would immediately thereafter be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the second paragraph under the caption "Limitation on Incurrence of Additional Indebtedness and Issuances of Disqualified Capital Stock." The provisions of clauses (iii) and (iv) above shall not apply to a transaction or series of related transactions in which the sole participants are Wholly Owned Restricted Subsidiaries of the Company or to a transaction between the Company and its Wholly Owned Restricted Subsidiaries or between Richmond Homes and a Wholly Owned Restricted Subsidiary. For purposes of this covenant, the Consolidated Fixed Charge Coverage Ratio shall be determined on a pro forma consolidated basis (giving effect to the transaction) for the Company and its Restricted Subsidiaries for the Reference Period immediately preceding such transaction. The foregoing shall be subject to certain provisions in the Senior Notes Indenture that permit the Guarantees to be terminated in connection with certain dispositions of the Guarantor or all or substantially all of its assets. See "Guaranty."

  Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company or a Guarantor in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company or such Guarantor, as the case may be, is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under the Senior Notes Indenture with the same effect as if such successor corporation had been named therein as the Company or such Guarantor, as the case may be.

EVENTS OF DEFAULT AND REMEDIES

  The Senior Notes Indenture defines an Event of Default as (i) the failure by the Company to pay installments of interest on the Senior Notes as and when the same become due and payable and the continuance of any such failure for 30 days, (ii) the failure by the Company to pay all or any part of the principal or premium, if any, on the Senior Notes when and as the same become due and payable at maturity, redemption, by acceleration or otherwise, including payment of the Asset Sale Offer Price, the Offer Price, or the Change of Control Purchase Price, (iii) the failure by the Company or any Restricted Subsidiary to observe or perform any other covenant or agreement contained in the Senior Notes or the Senior Notes Indenture and, subject to certain exceptions, the continuance of such failure for a period of 45 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Senior Notes outstanding,
(iv) certain events of bankruptcy, insolvency or reorganization in respect of the Company or any of its Material Subsidiaries, (v)(A) the acceleration of any Indebtedness (other than Non-Recourse Indebtedness) of the Company or any of its Restricted Subsidiaries that has an outstanding principal amount of $5,000,000 or more in the aggregate to be immediately due and payable; provided that, in the event any such acceleration is withdrawn or otherwise rescinded within a period of ten business days after such acceleration by the holders of such Indebtedness, any Event of Default under this clause (v) will be deemed to be cured and any acceleration under the Senior Notes Indenture will be deemed withdrawn or rescinded; and (B) the failure by the Company or any of its Restricted Subsidiaries to make any principal, premium, interest or other required payment in respect of Indebtedness (other than Non-Recourse Indebtedness) of the Company or any of its Restricted Subsidiaries with an outstanding aggregate principal amount of $5,000,000 or more (after giving effect to any applicable grace period set forth in the documents governing such Indebtedness); and (vi) one or more final judgments in an amount not covered by insurance or reserved for aggregating at least $5,000,000 at any one time rendered against the Company or any of its Restricted Subsidiaries and not bonded, satisfied or discharged for a period (during which execution shall not be effectively stayed) of (A) 45 days after the judgment (which, if there is more than one judgment, causes such judgments to exceed $5,000,000 in the aggregate) becomes final and such court shall not have ordered or approved, and the parties shall not have agreed upon, the payment of such judgment at a later date or dates or (B) 45 days after all or any part of such judgment is payable pursuant to any court order or agreement between the parties. The Senior Notes Indenture provides that if a Default occurs and is continuing and if it is known to the Trustee, the Trustee must, within 90 days after the occurrence of such default, give to the Holders notice of such default; provided that, except in the case of default in payment of principal of, premium, if any, or interest on the Senior Notes, including a default in the payment of the Asset Sale Offer Price, the Offer Price, or the Change of Control Purchase Price as required by the Senior Notes Indenture, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the Holders.

  If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (iv), above, relating to the Company or its Restricted Subsidiaries), then in every such case, unless the principal of all of the Senior Notes shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of the Senior Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal, determined as set forth below, including in each case accrued interest thereon, or, as appropriate, the Change of Control Purchase Price (if due and unpaid) to be due and payable immediately. If an Event of Default specified in clause (iv) above, relating to the Company or any of its Material Subsidiaries occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding Senior Notes without any declaration or other act on the part of the Trustee or the Holders. The Holders of no less than a majority in aggregate principal amount of the Senior Notes then outstanding generally are authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on the Senior Notes which have become due solely by such acceleration, have been cured or waived.

  Prior to the declaration of acceleration of the maturity of the Senior Notes, the Holders of a majority in aggregate principal amount of the Senior Notes at the time outstanding may waive on behalf of all the Holders any default, except a default in the payment of principal of or interest on any Senior Note not yet cured, or a default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Senior Note affected. Subject to the provisions of the Senior Notes Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Senior Notes Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity. Subject to all provisions of the Senior Notes Indenture and applicable law, the Holders of a majority in aggregate principal amount of the Senior Notes at the time outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

SATISFACTION AND DISCHARGE OF THE SENIOR NOTES INDENTURE, COVENANT DEFEASANCE

  The Company and the Guarantors may terminate their respective obligations under the Senior Notes Indenture when (i) either (A) all outstanding Senior Notes have been delivered to the Trustee for cancellation or (B) all such Senior Notes not theretofore delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Senior Notes, not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the date of deposit or Stated Maturity or redemption; (ii) the Company has paid or caused to be paid all sums payable by the Company under the Senior Notes Indenture; and (iii) the Company has delivered an Officer's Certificate and an Opinion of Counsel relating to compliance with the conditions set forth in the Senior Notes Indenture.

  The Company will be deemed to have paid and discharged the entire indebtedness on the Senior Notes and the Senior Notes Indenture shall cease to be of further effect as to all outstanding Senior Notes (except as to (i) rights of registration of transfer, substitution and exchange of Senior Notes and the Company's right of optional redemption, (ii) rights of Holders to receive payments of principal of, premium, if any, and interest on the Senior Notes (but not the Change of Control Purchase Price of the Senior Notes) and any other rights of the Holders with respect to such amounts, (iii) the rights, obligations and immunities of the Trustee under the Indenture and (iv) certain other specified provisions in the Senior Notes Indenture (the foregoing exceptions (i) through (iv) are collectively referred to as the "Reserved Rights")) after the irrevocable deposit by the Company with the Trustee, in trust for the benefit of the Holders, of (A) money in an amount, (B) U.S. Government Obligations which through the payment of interest and principal will provide, not later than one day before the due date of payment in respect of the Senior Notes, money in an amount, or (C) a combination thereof, sufficient to pay and discharge the principal of and interest on the Senior Notes then outstanding on the dates on which any such payments are due in accordance with the terms of the Indenture and of the Senior Notes. Defeasance may only be deemed to occur if certain conditions are satisfied, including, among other things, delivery by the Company to the Trustee of an opinion of outside counsel acceptable to the Trustee (who may be outside counsel to the Company). The Senior Notes Indenture will not be discharged if, among other things, a default or an Event of Default shall have occurred and be continuing on the date of such deposit or shall occur on or before the 91st day (or one day after such greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws) after the date of such deposit.

REPORTS

  The Company is required to furnish to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate to the effect that such officers have conducted or supervised a review of the activities of the Company and its Subsidiaries and of performance under the Senior Notes Indenture and that, to the best of such officers' knowledge, based on their review, the Company has fulfilled all of its obligations under the Indenture or, if there has been a Default, specifying each Default known to them, its nature and its status.

  The Company and each Guarantor shall deliver to the Trustee and to each Holder, within 15 days after it files them with the Commission, copies of all reports and information that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. If the Company or a Guarantor is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act (or otherwise required to file reports pursuant to the immediately preceding sentence), the Company and each Guarantor shall deliver to the Trustee and to each Holder, within 15 days after it would have been required to file such with the Commission, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission if the Company or the Guarantor were subject to the requirements of Section 13 or 15(d) of the Exchange Act, together with a management's discussion and analysis of financial condition and results of operations which would be so required, provided that the Guarantors shall not be obligated to present financial or other information on a stand-alone basis unless they would have been required to do so pursuant to Section 13 or 15(d) of the Exchange Act.

AMENDMENTS AND SUPPLEMENTS

  The Senior Notes Indenture contains provisions permitting the Company and the Trustee to enter into a supplemental indenture for certain limited purposes without the consent of the Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Senior Notes at the time outstanding, the Company and the Trustee are permitted to amend or supplement the Senior Notes Indenture or any supplemental indenture or modify the rights of the Holders; provided, that no such modification may, without the consent of each Holder affected thereby: (i) change the Stated Maturity of or the Change of Control Payment Date or the Purchase Date on, any Senior Note, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Senior Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption
Date), or reduce the Change of Control Purchase Price or alter the redemption provisions or the provisions of the "Repurchase of Notes at the Option of the Holder Upon a Change of Control" covenant in a manner adverse to the Holders, or (ii) reduce the percentage in principal amount of the outstanding Senior Notes, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in the Senior Notes Indenture, or
(iii) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the Senior Notes Indenture cannot be modified or waived without the consent of the Holder of each outstanding Senior Note affected thereby.

REGISTRATION RIGHTS

  The holders of New Notes will not be entitled to any registration rights with respect to the New Notes. Pursuant to the Registration Rights Agreement, a copy of which has been filed as an exhibit to the Registration Statement, the Company is required to have consummated this Exchange Offer no later than July 4, 1994. Assuming consummation of the Exchange Offer made hereby, all of the Company's registration obligations with respect to the Old Notes under the Registration Rights Agreement will have been fulfilled.

NO PERSONAL LIABILITY OF STOCKHOLDERS, OFFICERS, DIRECTORS

  No stockholder, employee, officer or director, as such, past, present or future of the Company or any Subsidiary or any successor corporation shall have any personal liability in respect of the obligations of the Company under the Senior Notes Indenture, the Senior Notes by reason of his or its status as such stockholder, employee, officer or director.

                             PLAN OF DISTRIBUTION

  The resale of New Notes ("Resale Notes") received by any broker-dealer, as that term is defined under the Securities Act (a "Dealer"), in exchange for Old Notes held for its own account (such a Dealer being herein referred to as a "Restricted Holder") may be effected from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Resale Notes (whether such options are listed on an options exchange or otherwise), or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or negotiated prices. The Restricted Holders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit on the resale of the Resale Notes by them might be deemed to be underwriting discounts and commissions under the Securities Act.

  Restricted Holders are also required to deliver a copy of this Prospectus (as it may be amended or supplemented) to each purchaser of Resale Notes. This is in addition to the obligation of all Dealers effecting transactions in the Senior Notes to deliver a copy of this Prospectus (as it may be amended or supplemented) until August 18, 1994. The Company has agreed that for a period of no more than 180 days after the Expiration Date, it will make such a Prospectus available to any Dealer for use in connection with any such resale. If any Restricted Holder is required to deliver this Prospectus after December 17, 1994, and this Prospectus must be amended or supplemented in order to comply with the Securities Act and the rules thereunder, the cost of such amendment or supplement must be borne by such Restricted Holder.

  A broker-dealer may only participate in the Exchange Offer with respect to Old Notes acquired for its own account as a result of market-making activities or other trading activities. Pursuant to representations contained in the Letter of Transmittal, each broker-dealer represents that it does not have any arrangement or understanding with any person to participate in a distribution of the New Notes.

                                 LEGAL MATTERS

  Certain matters with respect to the legality and binding nature of the New Notes have been passed upon for the Company and the Guarantors by Brownstein Hyatt Farber & Strickland, P.C., Denver, Colorado.

                                    EXPERTS

  The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1993, have been so incorporated in reliance on the report of Price Waterhouse, independent accountants, given on the authority of said firm as experts in auditing and accounting.

  With respect to the unaudited condensed consolidated balance sheet of M.D.C. Holdings, Inc. and subsidiaries as of March 31, 1994, and the related condensed consolidated statements of income and of cash flows for the three-month periods ended March 31, 1994 and 1993 incorporated by reference in this Prospectus, Price Waterhouse reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated April 26, 1994 incorporated by reference herein states that they did not audit and they do not express an opinion on that unaudited consolidated financial information. Price Waterhouse has not carried out any significant or additional audit tests beyond those which would have been necessary if their report had not been included. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Price Waterhouse is not subject to the liability provisions of section 11 of the Securities Act of 1933 for their report on the unaudited consolidated financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by Price Waterhouse within the meaning of sections 7 and 11 of the Act.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

 NO DEALER, SALESPERSON OR ANY OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMA-TION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PRO-SPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UN-DER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   2
Incorporation of Certain Documents by Reference............................   2
Prospectus Summary.........................................................   3
Risk Factors...............................................................   8
The Exchange Offer.........................................................  12
Certain Federal Income Tax Considerations..................................  16
Description of the Senior Notes............................................  20
Plan of Distribution.......................................................  44
Legal Matters..............................................................  44
Experts....................................................................  44

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                 $190,000,000

                    M.D.C. HOLDINGS, INC. AND SUBSIDIARIES


                         SERIES B 11 1/8% SENIOR NOTES
                                   DUE 2003


                               ----------------

                                  PROSPECTUS

                               ----------------

                               MAY 19, 1994


- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The By-Laws and Certificates of Incorporation of the Company provide for indemnification of the officers and directors of the Company and each of Richmond American Homes, Inc., Richmond Homes, Inc. I and Richmond Homes, Inc. II to the full extent permitted by applicable law. Section 145 of the Delaware General Corporation Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys's fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

  Additionally, the Certificates of Incorporation of the Company and each of Richmond American Homes, Inc., Richmond Homes, Inc. I and Richmond Homes, Inc. II eliminate in certain circumstances the monetary liability of directors for breach of their fiduciary duty as directors. This provision does not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the respective corporation or its stockholders; (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for liability arising under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law); or (iv) for any transaction from which the director derived an improper personal benefit.

  Section 7-3-101.5 of the Colorado Corporation Code ("CCC") and, together, Sections 13.1-697, -698, -699, -701, -702, -703 and -704 of the Virginia Stock
Corporation Act ("VSCA") each provide, generally and in part, that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if he conducted himself in good faith and reasonably believed, in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, or in all other cases, that his conduct was at least not opposed to its best interests and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; provided, however, that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him in which he was adjudged liable.
Such indemnification in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection therewith. Unless limited by a corporation's certificate of incorporation, similar indemnity with respect to expenses incurred is mandatory under Section 7-3-101.5 of the CCC and the above-referenced Sections of the VSCA for a director or officer who was wholly successful on the merits or otherwise, in defense of any proceedings to which he was a party because he is or was a director or officer, as the case may be. Any such indemnification may be made only as authorized in each specific case after a determination by disinterested directors, special legal counsel or disinterested shareholders that indemnification is permissible because the indemnitee has met the applicable standard of conduct. Directors and officers may also apply for court-ordered indemnification. Pursuant to Section 7-3-101.5 of the CCC, a corporation may also indemnify and advance expenses to officers, employees and agents who are not directors to the extent provided by the corporation's certificate of incorporation, by-laws, board resolutions or contract. Pursuant to Section 13.1-704 of the VSCA, a corporation may also indemnify and advance expenses to any director, officer, employee or agent to the extent provided by the corporation's certificate of incorporation, any by-law made by the shareholders or any resolution adopted by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law.

  Section 2-418 of the Maryland General Corporation Law ("MGCL") provides, generally and in part, that a corporation may indemnify any director made a party to a proceeding by reason of the individual's service in that capacity unless it is established that the director's act or omission (1) was material to the matter giving rise to the proceeding; (2) was committed in bad faith; or
(3) was the result of active and deliberate dishonesty; or unless it is established that the director actually received an improper personal benefit in money, property or services. In the case of a criminal proceeding, indemnity is permissible unless it is established that the director had reasonable cause to believe that the act or omission was unlawful. Indemnification may be against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director in connection with the proceeding, but if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which at the director shall have been adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him in which he was adjudged liable. Such indemnification in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection therewith. Unless limited by a corporation's certificate of incorporation, similar indemnity with respect to expenses incurred is mandatory under Section 2-418 of the MGCL for a director or officer who was wholly successful in the defense of any proceeding referred to in the first sentence of this paragraph to which he was a party because he is or was a director or officer, as the case may be. Any such indemnification may be made only as authorized in each specific case after a determination by disinterested directors, special legal counsel or disinterested shareholders that indemnification is permissible because the indemnitee has met the applicable standard of conduct. Directors and officers may also apply for court-ordered indemnification. Pursuant to
Section 7-3-101.5 of the CCC, a corporation may also indemnify and advance expenses to officers, employees and agents who are not directors to the extent provided by the corporation's certificate of incorporation, by-laws, board resolutions or contract.

  Neither the articles nor the by-laws of any of the Guarantors (excluding those Guarantors incorporated in the State of Delaware) provide for the indemnification of directors or officers against any liability which they may incur in their capacities as such.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits

     EXHIBIT
     NUMBER                        DESCRIPTION OF EXHIBITS
     -------                       -----------------------
      3.1(a) Form of Amendment to the Certificate of Incorporation of M.D.C.
             Holdings, Inc. (hereinafter sometimes referred to as "MDC", the
             "Company" or the "Registrant") regarding director liability, filed with the Delaware Secretary of State on July 1, 1987 (incorporated by reference to Exhibit 3.1(a) of the Company's Quarterly Report
             on Form 10-Q dated June 30, 1987).
      3.1(b) Form of Certificate of Incorporation of MDC, as amended
             (incorporated herein by reference to Exhibit 3.1(b) of the
             Company's Quarterly Report on Form 10-Q dated June 30, 1987).

     EXHIBIT
     NUMBER                        DESCRIPTION OF EXHIBITS
     -------                       -----------------------
      4.1    Form of Certificate for shares of the Company's common stock
             (incorporated herein by reference to Exhibit 4.1 of the Company's
             Registration Statement on Form S-3, Registration No. 33-426).
      4.2(a) Form of Indenture, dated as of June 15, 1984, between the Company and The Royal Bank and Trust Company, with respect to the
             Company's Subordinated Exchangeable Variable Rate Notes (the "1984
             RBTC Indenture") (incorporated herein by reference to Exhibit 4.3 of the Company's Registration Statement on Form S-2, Registration
             No. 2-90744).
      4.2(b) First Supplemental Indenture, dated as of June 20, 1985, to the
             1984 RBTC Indenture (incorporated herein by reference to Exhibit
             4.13(a) of the Company's Registration Statement on Form S-3,
             Registration No. 33-426).
      4.2(c) Form of the Company's Subordinated Exchangeable Variable Rate
             Notes (filed as Exhibits A and B to Exhibit 4.13 and incorporated herein by reference to Exhibit 4.3 of the Company's Registration
             Statement on Form S-2, Registration No. 2-90744).
      4.3    Note Purchase Agreement, dated as of December 13, 1985, among the
             Company, Yosemite Financial, Inc., a Colorado corporation and a wholly-owned subsidiary of the Company, and City Investing Company
             Liquidating Trust, including exhibits (incorporated herein by reference to Exhibit 4.26 of the Company's Registration Statement
             on Form S-2, Registration No. 33-2734).
      4.4(a) Form of Senior Notes Indenture, dated as of December 15, 1993, by and among the Company, the Guarantors and Pledgors named therein and First Bank National Association, a National Association, as
             Trustee, with respect to the Company's 11 1/8% Senior Notes due
             2003, including form of Senior Note (the "Senior Notes Indenture")
             (incorporated herein by reference to Exhibit 4.1 of the Company's
             Form 8-K dated January 11, 1994).
      4.4(b) First Supplemental Indenture, dated as of February 2, 1994, to the
             Senior Notes Indenture (incorporated herein by reference to
             Exhibit 4.4(b) to the Company's Annual Report on Form 10-K for the
             year ended December 31, 1993).
      4.5    Form of Convertible Notes Indenture, dated as of December 15,
             1993, by and between the Company and First Bank National
             Association, a National Association, as Trustee, with respect to the Company's 8 3/4% Convertible Subordinated Notes due 2005,
             including form of Convertible Note (incorporated herein by reference to Exhibit 4.2 of the Company's Form 8-K dated January
             11, 1994).
      4.6    Form of Senior Notes Registration Rights Agreement, dated as of
             December 28, 1993, by and among the Company, the Guarantors named therein and the Purchasers who are signatories thereto, with respect to the Company's Senior Notes (incorporated herein by reference to Exhibit 4.3 of the Company's Form 8-K dated January
             11, 1994).
      4.7    Form of Convertible Notes Registration Rights Agreement, dated as of December 28, 1993, by and between the Company and the
             Purchasers who are signatories thereto, with respect to the
             Company's Convertible Subordinated Notes (incorporated herein by reference to Exhibit 4.4 of the Company's Form 8-K dated January
             11, 1994).
      5      Opinion of Brownstein Hyatt Farber & Strickland, P.C.
     12      Statement regarding the earnings to fixed charges of the Company.
     15      Letter regarding unaudited interim financial information.
     23.1    Consent of Price Waterhouse.

     EXHIBIT
     NUMBER                       DESCRIPTION OF EXHIBITS
     -------                      -----------------------
     23.2    Consent of Brownstein Hyatt Farber & Strickland, P.C. (filed as part of Exhibit 5 above).
     *24     Power of Attorney.
     *25     Statement of eligibility and qualification on Form T-1 of First
             Bank National Association, dated February 8, 1994.
      99.1   Agreement and Plan of Merger dated February 2, 1994 between
             Richmond Acquisitions, Inc. and Richmond Homes (incorporated herein by reference to Exhibit 99 to the Company's Annual Report on Form 10-K for the year ended December 31, 1993).
      99.2   Form of Letter of Transmittal

- --------

*Previously filed.

  (b) Financial Statement Schedules

Schedule II
      --Amounts Receivable From Related Parties and Underwriters,
       Promoters and Employees Other Than Related Parties (incorporated herein by reference to Schedule II to the Company's Annual Report on Form 10-K for the year ended December 31, 1993).

Schedule
VIII
      --Valuation and Other Qualifying Accounts (incorporated herein by reference to Schedule VIII to the Company's Annual Report on Form 10-K for the year ended December 31, 1993).

Schedule IX
      --Short-Term Borrowings (incorporated herein by reference to Schedule IX to the Company's Annual Report on Form 10-K for the year ended December 31, 1993).

Schedule
XII
      --Mortgage Loans (incorporated herein by reference to Schedule XII to the Company's Annual Report on Form 10-K for the year ended December 31, 1993).

ITEM 22. UNDERTAKINGS

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DENVER, STATE OF COLORADO, ON MAY 19, 1994.

                                         M.D.C. Holdings, Inc.


                                         By:   /s/ Paris G. Reece III
                                             ---------------------------------

                                           Paris G. Reece III

                                           Vice President, Secretary,
                                           Treasurer and Chief Financial
                                           Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


             SIGNATURE                       TITLE                 DATE

           *Larry A. Mizel            Chairman of the
- ------------------------------------   Board and Chief         May 19, 1994
           Larry A. Mizel              Executive Officer

                                      President, Chief




       *Spencer I. Browne              Operating Officer       May 19, 1994
[/R]------------------------------------   and Director                [/R]
         Spencer I. Browne





   /s/ David D. Mandarich             Executive Vice           May 19, 1994
- ------------------------------------   President--Real             [/R]
                                       Estate and


      David D. Mandarich [/R]          Director [/R]

     /s/ Paris G. Reece III           Vice President,
- ------------------------------------   Secretary,              May 19, 1994
         Paris G. Reece III            Treasurer and
                                       Chief Financial
                                       Officer (principal
                                       financial and
                                       accounting
                                       officer)

         *Gilbert Goldstein           Director
- ------------------------------------                           May 19, 1994
         Gilbert Goldstein

        *William B. Kemper            Director
- ------------------------------------                           May 19, 1994
         William B. Kemper

         *Steven J. Borick            Director
- ------------------------------------                           May 19, 1994
          Steven J. Borick





  /s/ Herbert T. Buchwald             Director [/R]            May 19, 1994
- ------------------------------------                               [/R]

      Herbert T. Buchwald

    /s/ Paris G. Reece III
*By_________________________________

       Paris G. Reece III
         As Attorney In Fact

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DENVER, STATE OF COLORADO, ON MAY 19, 1994.

                                         Richmond American Homes of
                                          California, Inc.


                                         By:   /s/ Paris G. Reece III
                                             --------------------------------

                                           Paris G. Reece III

                                           Secretary and Treasurer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


             SIGNATURE                       TITLE                 DATE

      *Spencer I. Browne              Executive Vice
                                       President and
                                       Assistant               May 19, 1994
- ------------------------------------   Secretary and
         Spencer I. Browne             Director
                                       (principal
                                       executive officer)

     /s/ Paris G. Reece III
                                      Secretary and
                                       Treasurer
- ------------------------------------   (principal              May 19, 1994
         Paris G. Reece III            financial officer
                                       and principal
                                       accounting
                                       officer)


*By    /s/ Paris G. Reece III
     -------------------------------

       Paris G. Reece III

      As Attorney-in-Fact

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DENVER, STATE OF COLORADO, ON MAY 19, 1994.

                                         Richmond American Homes of Maryland,
                                          Inc.


                                         By:   /s/ Paris G. Reece III
                                             ----------------------------------

                                           Paris G. Reece III

                                           Secretary and Treasurer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


             SIGNATURE                       TITLE                 DATE

                                      Executive Vice


      *Spencer I. Browne               President and           May 19, 1994
- ------------------------------------   Assistant                   [/R]
         Spencer I. Browne             Secretary and
                                       Director
                                       (principal
                                       executive officer)

     /s/ Paris G. Reece III           Secretary and
- ------------------------------------   Treasurer               May 19, 1994
         Paris G. Reece III            (principal
                                       financial and
                                       accounting
                                       officer)





*By  /s/ Paris G. Reece III
    ---------------------------- [/R]

       Paris G. Reece III

      As Attorney-in-Fact

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DENVER, STATE OF COLORADO, ON MAY 19, 1994.

                                          Richmond American Homes of Nevada,
                                           Inc.


                                             By:   /s/ Paris G. Reece III
                                                 ------------------------------


                                             Paris G. Reece III

                                             Secretary and Treasurer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


              SIGNATURE                         TITLE                DATE

                                        Executive Vice


      *Spencer I. Browne                 President and           May 19, 1994
- -------------------------------------    Assistant Secretary         [/R]
          Spencer I. Browne              and Director
                                         (principal
                                         executive officer)

      /s/ Paris G. Reece III            Secretary and
- -------------------------------------    Treasurer               May 19, 1994
         Paris G. Reece III              (principal
                                         accounting and
                                         financial officer)





*By  /s/ Paris G. Reece III
    ----------------------------- [/R]

       Paris G. Reece III

       As Attorney-in-Fact

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DENVER, STATE OF COLORADO, ON MAY 19, 1994.

                                         Richmond American Homes of Virginia,
                                          Inc.


                                               /s/ Paris G. Reece III
                                         By: -----------------------------


                                           Paris G. Reece III

                                           Secretary and Treasurer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


             SIGNATURE                       TITLE                 DATE

                                      Executive Vice


      *Spencer I. Browne               President and           May 19, 1994
- ------------------------------------   Assistant                   [/R]
         Spencer I. Browne             Secretary and
                                       Director
                                       (principal
                                       executive officer)

     /s/ Paris G. Reece III           Secretary and
- ------------------------------------   Treasurer               May 19, 1994
         Paris G. Reece III            (principal
                                       financial and
                                       accounting
                                       officer)





    /s/ Paris G. Reece III
*By --------------------------- [/R]

      Paris G. Reece III

      As Attorney-in-Fact

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DENVER, STATE OF COLORADO, ON MAY 19, 1994.

                                         Richmond American Homes, Inc.

                                         By: /s/ Paris G. Reece III
                                             ---------------------------

                                           Paris G. Reece III

                                           Secretary and Treasurer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


             SIGNATURE                       TITLE                 DATE

                                      Executive Vice


      *Spencer I. Browne               President and           May 19, 1994
- ------------------------------------   Assistant                   [/R]
         Spencer I. Browne             Secretary and
                                       Director
                                       (principal
                                       executive officer)

     /s/ Paris G. Reece III           Secretary and
- ------------------------------------   Treasurer               May 19, 1994
         Paris G. Reece III            (principal
                                       financial and
                                       accounting
                                       officer)


*By /s/ Paris G. Reece III
    -------------------------

      Paris G. Reece III

      As Attorney-in-Fact

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DENVER, STATE OF COLORADO, ON MAY 19, 1994.

                                         Richmond Homes, Inc. I

                                         By:      /s/ Brian A. Peterson
                                             ----------------------------------
                                           Brian A. Peterson
                                           Executive Vice President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


             SIGNATURE                       TITLE                 DATE

         *David D. Mandarich          Chairman of the
- ------------------------------------   Board and               May 19, 1994
         David D. Mandarich            President
                                       (principal
                                       executive officer)

     /s/ Brian A. Peterson            Executive Vice
- ------------------------------------   President,              May 19, 1994
         Brian A. Peterson             Secretary and
                                       Treasurer
                                       (principal
                                       financial and
                                       accounting
                                       officer)

           *Larry A. Mizel            Director
- ------------------------------------                           May 19, 1994
           Larry A. Mizel

         *Spencer I. Browne           Director
- ------------------------------------                           May 19, 1994
         Spencer I. Browne

          *Steven J. Borick           Director
- ------------------------------------                           May 19, 1994
          Steven J. Borick

      /s/ Brian A. Peterson
*By: _______________________________
          Brian A. Peterson
         As Attorney In Fact

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DENVER, STATE OF COLORADO, ON MAY 19, 1994.

                                         Richmond Homes, Inc. II

                                                  /s/ Brian A. Peterson
                                         By: __________________________________
                                           Brian A. Peterson
                                           Executive Vice President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


             SIGNATURE                       TITLE                 DATE

         *David D. Mandarich          Chariman of the
- ------------------------------------   Board and               May 19, 1994
         David D. Mandarich            President
                                       (principal
                                       executive officer)

      /s/ Brian A. Peterson


- ------------------------------------  Executive Vice           May 19, 1994
         Brian A. Peterson             President,
                                       Secretary and
                                       Treasurer
                                       (principal
                                       financial and
                                       accounting
                                       officer) [/R]

         *Spencer I. Browne           Director
- ------------------------------------                           May 19, 1994
         Spencer I. Browne

          *Steven J. Borick           Director
- ------------------------------------                           May 19, 1994
          Steven J. Borick

      /s/ Brian A. Peterson
*By: _______________________________
          Brian A. Peterson
         As Attorney In Fact